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                                                                  Exhibit 10(p)



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                            REVOLVING LOAN AGREEMENT


                          dated as of November 24, 1997


                                      among


                              MALAN REVOLVER, INC.,
                                   as Company


                          MALAN REALTY INVESTORS, INC.,
                                    as Parent


                                       and


                        GREENWICH CAPITAL MARKETS, INC.,
                                    as Lender


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                            REVOLVING LOAN AGREEMENT


                  THIS REVOLVING LOAN AGREEMENT, dated as of November __, 1997, among MALAN REVOLVER, INC., a Michigan corporation, as Compan y, MALAN REALTY INVESTORS, INC., as Parent, and GREENWICH CAPITAL MARKETS, INC., a Delaware corporation, as Lender.

                  WHEREAS, the Company is a special purpose, wholly-owned Subsidiary of Parent; and

                  WHEREAS, the Parent expects to derive substantial benefits from the Lender making the Loans and the Facility available to the Company upon the terms set forth herein, the Parent has agreed to join with the Company in the execution and delivery of this Agreement and the other Loan Documents.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree as follows:

ARTICLE 2

                                   DEFINITIONS

                  SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

                  "Acquisition Cost" means, with respect to each Real Property Asset that becomes an Additional Collateral Property, the sum of the purchase price (exclu sive of the portion of the purchase price attributable to items customarily appor tioned) paid by Company in acquiring such property, plus reasonable related transac tion costs (including, without limitation, attorneys' fees and expenses, brokerage commissions paid to unrelated third parties, title insurance premiums and survey costs), plus costs and expenses of Borrower incurred in connection with Borrower's delivery of the items required by Section
3.2 and 3.3 of this Agreement.

                  "Additional Collateral Fee" has the meaning set forth in
Section 2.8(d).

                  "Additional Collateral Property" means each Real Property Asset that (i) is an Approved Property and (ii) is made a Collateral Property pursuant to Sections 3.2 and 3.3 hereof .





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                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                  "Advance" has the meaning set forth in Section 1.3.

                  "Adversely Affected Property" shall have the meaning set forth in Section 2.12(a).

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person and (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person. For purposes of this definition "control" of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of ownership interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Debt Service" means, for any period, the amount deter mined by applying a twenty-five year mortgage amortization schedule to the Loans outstanding as of the last day of each fiscal quarter, using an annual interest rate equal to the Treasury Rate plus 1.50%, determined on an annualized basis.

                  "Aggregate Net Cash Flow" means, for any period, the aggregate of all Net Operating Income from all Collateral Properties minus (i) an implied manage ment fee of 3% of the annual gross revenues from all Collateral Properties and (ii) a deemed reserve for on-going capital expenditures of $0.20/ sq. ft of all Collateral Properties.

                  "Agreement" means this Revolving Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

                  "Allocated Loan Amount" means (i) with respect to each Original Collateral Property, the Allocated Loan Amount for such Original Collateral Property set forth on Schedule 1 hereof, (ii) with respect to any Additional Collateral Property, an amount equal to 75% of the value of the applicable Real Property Asset, such value to be determined by Lender, in its sole and absolute discretion, for such Additional Collateral Property at the time that such Additional Collateral Property is approved by Lender pursuant to the terms hereof, (iii)

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with respect to a Substitute Property, an amount equal to the lesser of 75% of the value of such Substitute Property (as determined by Lender in its sole discretion) or 75% of the Allocated Loan Amount of the Collateral Property for which it was substituted and (iv) with respect to any Collateral Property which has been released from the Facility pursuant to the provisions of Section 3.6 hereof for which no Substitute Property has been provided, the Allocated Loan Amount shall be reduced to "0".

                  "Applicable Lending Office" means, with respect to Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                  "Appraisal" means an MAI appraisal meeting the standards of FIRREA conducted by an independent appraiser, licensed to do business in the state in which the applicable Collateral Property is located and reasonably acceptable to Lender.

                  "Appraised Value" of any Real Property Asset means the value thereof as indicated on the most recent Appraisal therefor delivered to the Lender.

                  "Approved Property" has the meaning set forth Section 3.2(c).

                  "Approved Purposes" has the meaning set forth Section 2.2.

                  "Assignee" has the meaning set forth in Section 9.6(c).

                  "Assignment of Rents and Leases" means the Assignment of Rents and Leases, dated as of the date hereof, between Company, as assignor, and the Lender, as assignee, as it may be amended, supplemented or otherwise modified from time to time.

                  "Assignment of Leases Modification" has the meaning set forth in Section 7.5(b).

                  "Award" has the meaning set forth in the Mortgage.

                  "Bankruptcy Default" means a Default by Borrower pursuant to
Section 6.1(e) or (f) hereof.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such



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day and (ii) the sum of 2.50% plus the Federal Funds Rate for such day.

                  "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Advance or Notice of Interest Rate Election or the provisions of Article VIII.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means each of the Company and Parent, jointly and severally.

                  "Borrowing Base" shall mean the aggregate Allocated Loan Amounts, as of any date of determination, of all Collateral Properties, as such amount shall be decreased in connection with each Property Release by an amount equal to 125% of the Allocated Loan Amount for the related Release Property; provided, however, that the Borrower may, on written notice to the Lender given at the time of the first two (2) requests for a Property Release, elect that the Borrowing Base be reduced by an amount equal to 110% of the Allocated Loan Amount for the Release Property in question.

                  "Business Day" means a day that is both a Domestic Business Day and a Euro-Dollar Business Day.

                  "Capital Expenditure Projection" has the meaning set forth in
Section 5.20.

                  "Capital Expenditures" means expenditures (whether paid in cash or accrued as a liability) of the Company in respect of a Collateral Property which are capitalized on the balance sheet of the Company in conformity with GAAP.

                  "Casualty Event" has the meaning set forth in Section 10 of the Mortgage.

                  "Closing Date" means, collectively, the Initial Closing Date and each Property Closing Date.

                  "Collateral" means all property and interests in property, whether now owned or hereafter acquired, in or upon which a Lien has been or is purported or intended




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to have been granted to the Lender under the Loan Documents.

                  "Collateral Property" means, individually and collectively, each Original Collateral Property, each Additional Collateral Property and each Substitute Collateral Property. The phrase "a Collateral Property" or "any Collateral Property" or "each Collateral Property" or any term of like import means any one of such properties. The phrase "the Collateral Property" means all such properties or any one of such properties as the context may indicate.

                  "Collateral Property Mandatory Prepayment" has the meaning set forth in Section 2.12(a).

                  "Combined Debt" means the sum of the Debt of Parent and its Consolidated Subsidiaries, excluding the outstanding principal amount of the Convertible Debentures and the Convertible Notes.

                  "Combined Debt Service" means the sum of regularly scheduled payments of principal and interest of Parent and its Consolidated Subsidiaries paid during such period, including participating interest expense after excluding (i) bal loon payments of principal and extraordinary interest payments, (ii) amortization of deferred costs associated with new financings or refinancings of existing Debt and (iii) debt service attributable to the Convertible Notes and the Convertible Debentures.

                  "Combined Equity Value" means the book value of the assets of Parent and its Consolidated Subsidiaries (determined in accordance with GAAP) plus the amount of convertible debt held by Parent as of the date hereof.

                  "Commitment" means an amount up to $50,000,000.

                  "Commitment Fee" has the meaning set forth in Section 2.8(b).

                  "Compliance Evidence" means evidence that the applicable Collateral Property is (i) in compliance with applicable zoning laws and regulations (acceptable evidence being (x) a zoning endorsement for the appropriate use included in the Title Policy, or (y) a letter from the applicable zoning authority in form and substance reasonably satisfactory to Lender, or (z) an opinion of Borrower's zoning counsel in form and substance reasonably satisfactory to Lender in its sole discretion), (ii) in compliance with applicable building codes (acceptable evidence being a certificate of


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occupancy issued by the applicable building authority or a letter of "no violation" from the applicable building authority), and (iii) in compliance with applicable fire safety codes and requirements (acceptable evidence being a letter from the applicable fire department or building department of "no violation").

                  "Condemnation Event" has the meaning set forth in Section 12 of the Mortgage.

                  "Condemnation Prepayment Amount" has the meaning set forth in
Section 2.12(d).

                  "Consolidated" means consolidated, in accordance with GAAP.

                  "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments re quired to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Debt, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent



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financial statements of the Company and Parent required to be delivered pursuant to the terms of this Agreement.

                  "Convertible Debentures" means the $64,000,000 aggregate principal amount of 9.5% Convertible Subordinated Debentures of the Parent, due 2004.

                  "Convertible Notes" means the $27,000,000 aggregate principal amount of 8.5% Convertible Subordinated Secured Notes of the Parent, due 2003.

                  "Conversion Date" means the date that the Loans are converted into a Term Loan pursuant to the provisions of Article 7 hereof.

                  "Conversion Notice" has the meaning set forth in Section 7.1.

                  "Conversion Option" has the meaning set forth in Section 7.1.

                  "Cure" has the meaning set forth in Section 6.1(c).

                  "Cure Period" has the meaning set forth in Section 6.1(c).

                  "Debt" as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securi ties, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of capital leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such


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Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption at any time on or before the Revolver Termination Date, assuming the exercise of all extension options applicable thereto under Sections 2.1(c) and 7.6 hereof; and
(e) all Contingent Obligations with respect to any of the foregoing.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means the Base Rate plus three percent (3%) per annum.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means Lender's office located at Greenwich, Connecticut, or such other office as Lender may hereafter designate as its Domestic Lending Office by notice to Borrower.

                  "Due Diligence Package" has the meaning set forth in Section 3.2.

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

                  "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, could have a Material Adverse Effect.

                  "Environmental Indemnity" means the Environmental Indemnity, dated as of the Initial Closing Date, made, jointly and severally, by Borrower.


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                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means Parent, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incor porated) under common control which, together with Parent or the Company are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means Lender's office, branch or affiliate located at Greenwich, Connecticut or such other office, branch or affiliate of Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to Borrower.

                  "Euro-Dollar Loan" means a Loan which bears interest at a rate calculated by reference to the LIBO Rate pursuant to the applicable Notice of Advance or Notice of Interest Rate Election.

                  "Euro-Dollar Margin" has the meaning set forth in Section 2.7(b).

                  "Euro-Dollar Reference Bank" has the meaning set forth in
Section 2.7(b).

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.7(b).



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                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Exit Fee" has the meaning set forth in Section 2.8.

                  "Facility" means the revolving credit facility established pursuant to this Agreement.

                  "Facility DSC Test" has the meaning set forth in Section
5.7(c).

                  "Facility Mandatory Prepayment" has the meaning set forth in
Section 2.12(b).

                  "Fair Market Value of the Collateral Properties" means the annual Aggregate Net Cash Flow divided by a capitalization rate of ten percent (10%).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next suc ceeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Lender on such day on such transactions.

                  "Financing Statements" has the meaning set forth in Section
3.1.
                  "GAAP" means generally accepted accounting principles, consistently applied, subject to the provisions of Section 1.2 hereof.

                  "GCFP" has the meaning set forth in Section 9.6(f).

                  "Ground Lease" means a lease having a remaining term of no less than 20 years, between the Company and a Person permitting the Company to occupy a Collateral Property, together with all amendments, supplements,



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consolidations, replacements, extensions, renewals and other modifications of such lease now or hereafter entered into in accordance with the provisions thereof.

                  "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos or any substance having any constituent elements displaying any of the foregoing characteristics.

                  "Indemnitee" has the meaning set forth in Section 9.3(b).

                  "Independent Director" means a person who both (i) is not and for the prior five years has not been a shareholder, partner, officer, employee or significant creditor of the Company or Parent or any Affiliate thereof, and
(ii) is not a member of the immediate family of any shareholder, officer, director, employee or significant creditor of the Company or Parent or any Affiliate thereof.

                  "Initial Closing" means the closing of this Agreement on the date hereof, whereby the Lender agreed to lend Borrower up to $25,000,000 pursuant to the terms and conditions of this Agreement.

                  "Initial Closing Date" means November 24, 1997.

                  "Initial Spread Quote Period" shall have the meaning set forth in Section 7.3(f).

                  "Interest Payment Date" shall mean, for all Loans, the first Business Day of each calendar month.

                  "Interest Period" means:

                  (1) with respect to each Euro-Dollar Advance, the period commencing (x) on the date of such Advance specified in the applicable Notice of Advance or (y) on the date specified in the applicable Notice of Interest Rate Election, and ending in either case 1, 3 or 6 months thereafter, as Borrower may elect in the applicable notice; provided that:

                         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in



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         which case such Interest Period shall end on the next preceding
         Euro-Dollar Business Day;

                         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate calendar month; and

                         (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section
         2.10 or Section 2.12 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above,

                  (2) with respect to each Base Rate Advance, the period commencing on the date of such Advance and ending on (i) the first day of the next succeeding Euro-Dollar Interest Period (or, if no Euro-Dollar Interest Periods are then in effect, the next succeeding Euro-Dollar Business Day), and
(ii) in the event that the circumstances described in clause (a) or (b) of
Section 8.1 or in Section 8.2 shall exist and be continuing on the date of such Advance, the date that is 30 days after the date of the Base Rate Advance or any subsequent period of 30 days, in each case commencing on the last day of the preceding Interest Period; provided that:

                         (1) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                         (2) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section
         2.10 or Section 2.12 but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.




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



                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

                  "Lease" means a lease, sublease, license, concession agreement or occupancy agreement permitting a Person to occupy all or any portion of any Collateral Property.

                  "Lender" means Greenwich Capital Markets, Inc., and its successors and assigns.

                  "LIBO Base Rate" has the meaning set fort in Section 2.7(b).

                  "Lien" means, with respect to any asset, any mortgage, lien (except for liens for real estate taxes and assessments not yet due and payable), pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

                  "Loan Documents" means this Agreement, the Note, each Notice of Advance, each Notice of Interest Rate Election, the Environmental Indemnity, the Mortgage, the Assignment of Rents and Leases, the SNDA/Estoppel Indemnity, the Undertaking and the Manager's Consent and Subordination Agreement.

                  "Locked Rate" shall have the meaning set forth in Section 7.3.

                  "Mandatory Prepayment" means the prepayment of any Loans as required pursuant to Section 2.12 hereof.

                  "Major Tenant" means, with respect to any Collateral Property or Real Property Asset, (i) Kmart Corporation (or any successor thereto) and
(ii) any other



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

tenant under a Lease at such property occupying no less than 10,000 rentable square feet of the improvements located thereon.

                  "Manager's Consent and Subordination Agreement" means the Manager's Consent and Subordination Agreement executed by the Company, Lender and Property Manager.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, operations, properties, assets or financial condition of the Company or (ii) the value or utility of any Collateral Property, or (iii) the ability of the Company or Parent to perform or observe their respective obligations under the Loan Documents.

                  "Material Debt" means Debt (other than the Note) of Parent or any Consolidated Subsidiary of Parent, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $2,000,000.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

                  "Maximum Commitment" means $50,000,000.

                  "Mortgage" means the Indenture of Mortgage, Deed of Trust, Deed to Secure Debt, Security Agreement, Financing Statement, Fixture Filing and As signment of Rents and Leases, dated as of the date hereof, by the Company as mortgagor and grantor, to and for the benefit of the Lender as mortgagee and benefi ciary, and, if applicable, the Trustee thereunder, as it may be amended, supple mented, spread or otherwise modified from time to time, that encumbers Borrower's interest in each of the Collateral Properties on a joint and several basis to the full extent of the obligations of Borrower hereunder and under the other Loan Documents.

                  "Mortgage Modification" has the meaning set forth in Section 7.5(b).

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.




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

                  "Net Income" means, with respect to any Person, net income as determined in accordance with GAAP.

                  "Net Operating Income" means, when used with respect to each Collateral Property, for any trailing twelve month period, the cash rents, receipts and other cash revenues received or paid to or for the benefit of the Company in the ordinary course therefrom (other than pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent), including proceeds of rental interruption insurance, minus all expenses paid or ac crued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, property management fees, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for marketing and other expenses incurred in connection with such property). With respect to Real Property Assets owned less than one year by the Company, Parent or any Consolidated Subsidiary of Parent, Net Operating Income shall be calculated by reference to the trailing twelve month period as set forth above, if reasonably possible, or, if not reasonably possible, by annualizing such amounts based upon the actual amounts generated during the previous fiscal quarter of the Company's, Parent's or such Consolidated Subsidiary's ownership of such Real Property Asset (or, in the case of the proposed Collateral Property located in Lawrence, Kansas, a period of at least one (1) calendar month).

                  "Note" means the promissory note of the Company and Parent, substantially in the form of Exhibit A hereto, evidencing the joint and several obligation of the Company and Parent to repay the Loans.

                  "Notice of Advance" has the meaning set forth in Section 2.3.

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.6.

                  "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owing to the Lender under or in connection with this Agreement or any other Loan Document.

                  "Officer's Certificate" means a certificate signed by the president or vice president or chief financial officer of the Company and of Parent.

                  "Original Collateral Property" means the parcels of real property set forth on Schedule 1 attached hereto and by this reference made a part hereof, together with all improvements thereon and interests therein, now owned or leased by the Company upon which a Lien has been or is purported to be granted to Lender under the Mortgage.

                  "Origination Fee" has the meaning set forth in Section 2.8(a).

                  "Other Taxes" has the meaning set forth in Section 8.4(b).

                  "Outstanding Balance" shall mean, from time to time, the principal amount of all Loans then outstanding hereunder, together with any accrued but unpaid interest thereon.

                  "Parent" means Malan Realty Investors, Inc., a Michigan corporation.

                  "Participant" has the meaning set forth in Section 9.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Exceptions" has the meaning set forth in the Mortgage.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the pre ceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prepayment Fee" has the meaning set forth in Section 7.3(g).

                  "Prime Rate" means the rate of interest which the Lender announces from time to time to be its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Property Closing Date" has the meaning set forth in Section 3.3.

                  "Property Management Contract" means the management agreement between Property Manager and the Company, reasonably acceptable to the Lender.

                  "Property Manager" means Malan Realty Investors, Inc., in its capacity as property manager under the Property Management Contract and any successor Property Manager appointed or approved by the Lender in its sole discretion.

                  "Property Release" has the meaning set forth in Section 3.6.

                  "Purchase and Sale Agreement" shall mean the agreement (and all amendments, supplements and side letters and agreements related thereto) between an unrelated third party seller, as seller, and the Company, as purchaser, whereby the Company has agreed to purchase an Additional Collateral Property from such seller; such agreement shall contain all the material terms, covenants and conditions of such acquisition, including, but not limited to the purchase price.

                  "Quarterly Cash Flow" means, with respect to the Parent for the most recent fiscal quarterly period then ended, the sum of (i) Net Income for such period of the Parent and its Consolidated Subsidiaries, (ii) to the extent previously deducted to determine Net Income, interest expense on Debt of the Parent and its Consolidated Subsidiaries, and (iii) to the extent previously deducted to determine Net Income, depreciation and scheduled amortization payments of the Parent and its Consolidated Subsidiaries (excluding balloon payments of principal).

                  "Rate Lock Fee" has the meaning set forth in Section 2.8(e).

                  "Rating Agency" means one or more nationally recognized, statistical rating agency or rating agencies selected by Lender in its sole reasonable discretion that from time to time rate (or are reasonably believed by Lender to rate) the securities issued in connection with a Securitization of which the Term Loan is included.

                  "Rating Agency Requirements" means the requirements of the Rating Agency.

                  "Real Property Assets" means as of any time, the real property assets owned or leased by the Company or proposed to be acquired or leased by the Company pursuant to a Purchase and Sale Agreement.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Release Date" has the meaning set forth in Section 3.6(a).

                  "Release Prepayment" has the meaning set forth in Section
2.12.

                  "Release Price" has the meaning set forth in Section 3.6(h).

                  "Release Property" has the meaning set forth in Section 3.6.

                  "Request to Extend" has the meaning set forth in Section
2.1(c).

                  "Requirements" has the meaning set forth in the Mortgage.

                  "Restoration" has the meaning set forth in the Mortgage.

                  "Retail Property" means a Real Property Asset which is improved by improvements which are primarily used as a store or a combination of stores (including a shopping center or shopping mall), a theater (or a combination of theaters) and/or a restaurant that are open to the public generally for the sale of products, the display of motion pictures and/or as a restaurant.

                  "Revolver Termination Date" means the second anniversary of the Initial Closing Date hereof, or, in the event that the Revolver Termination Date is extended pursuant to Section 2.1(c) hereof, the third anniversary of the Initial Closing Date; or, if the Revolver Termination Date is extended by Lender pursuant to

Section 7.6 hereof, the date established by Lender; provided that, if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Revolver Termination Date shall be the next preceding Euro-Dollar Business Day.

                  "Revolving Period" means the period from and including the Initial Closing Date to but excluding the Revolver Termination Date.

                  "SEC" means the Securities and Exchange Commission.

                  "Security Documents" has the meaning set forth in Section 3.3.

                  "Securitization" means a transaction pursuant to which the Term Note, together with other notes of various obligors, if applicable, are assigned to a trustee and securities secured thereby or evidencing ownership interests therein are issued.

                  "Senior Debt Service Coverage Test" has the meaning set forth in Section 5.7(b).

                  "Single Purpose Entity" means a Person, other than an individual or a general partnership, which is formed or organized for the purpose of directly holding an ownership or leasehold interest in a Collateral Property or Properties and the financing and leasing thereof and does not engage in any business unrelated thereto, does not have any material assets other than those related to its interest in such Collateral Property or Properties or Debt other than as permitted by the Loan Documents, has and maintains its own separate books and records, maintains cus tomary formalities with regard to its existence and has its own accounts (other than operating accounts maintained by the Property Manager which are separate and apart from any other Person) and holds itself out as being a Person, separate and apart from any other Person. In the event a Single Purpose Entity is a corporation, it must maintain at all times an Independent Director; in the event that a Single Purpose Entity is a limited partnership, its general partner shall be a Single Purpose Entity; in the event a Single Purpose Entity is a limited liability company, its sole managing member shall be a corporation that is a Single Purpose Entity.

                  "SNDA/Estoppel Indemnity" has the meaning set forth in Section 3.1(a)(xxv).

                  "Solvency Certificate" means that certain certificate from Borrower to Lender in the form attached hereto as Exhibit B.

                  "Solvent" means that (i) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred Debts beyond its ability to pay such Debts as they mature.

                  "State" means, with respect to any Collateral Property, the state or commonwealth in which such Collateral Property or any part thereof is located.

                  "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

                  "Survey" means a current "as-built" survey (prepared in accordance with the ALTA appropriate specifications) for each Collateral Property, bearing a certificate substantially in the form of Exhibit C annexed hereto dated a date not earlier than 10 business days prior to the applicable Closing Date or the Conversion Date, as applicable, by a land surveyor duly licensed in the State in which such Coll ateral Property is located, and acceptable to the Title Company for purposes of having the Title Company insure over all matters of survey in the Title Policy.

                  "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Services or P-1 by Moody's Investors Service, Inc., (iii) demand and time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United
States or any state thereof
and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case described in clauses (i) - (iv) above that such investment matures within one year from the date of acquisition thereof by Borrower, or (v) money market funds that invest primarily in Investments of the kind described in clauses (i)
- (iv) above.

                  "Term Loan" has the meaning set forth in Section 7.1.

                  "Term Loan Amount" has the meaning set forth in Section
7.3(a).

                  "Term Loan Closing" means, in connection with the exercise of the Conversion Option, the closing of the Term Loan.

                  "Term Loan Documents" means the Term Note, Mortgage Modification, Assignment of Leases Modification, and any other documents and agreements (including, without limitation, cash collateral agreements) required by Lender in connection with the Conversion Option.

                  "Term Loan Interest Rate" shall have the meaning set forth in
Section 7.3.

                  "Term Loan Property" has the meaning set forth in Section 7.1.

                  "Term Note" means the note substantially in the form of Exhibit D annexed hereto, executed and delivered by the Company in connection with the Term Loan Closing in the Term Loan Amount.

                  "Third Party Sale" has the meaning set forth in Section 3.6 hereof.

                  "Title Company" means Commonwealth Land Title Insurance Company or any other nationally recognized title insurance company licensed to do business in the State where the relevant Collateral Property is located and reasonably acceptable to Lender and the Rating Agency, if applicable.

                  "Title Policy" means an ALTA loan title insurance policy (or policies, if necessary) issued by the Title Company, covering the Collateral Properties, in an amount not less than 125% of the aggregate Allocated

Loan Amounts and including such affirmative endorsements as Lender shall reasonably request with respect to any Collateral Property), and insuring, as of the time and date that the Mortgage is recorded against the Collateral Properties, that fee (or if applicable, ground leasehold) title to the Collateral Properties is vested in the Company and that the lien of such Mortgage is a valid first priority Lien on each Collateral Property, subject only to the Permitted Exceptions and such other Liens and exceptions as shall be acceptable to the Lender in its sole discretion and containing such endorsements as the Lender may reasonably request.

                  "Total Available Commitment" means, at any time of determination, the lesser of (i) the Maximum Commitment and (ii) the Borrowing Base (as it may be increased or decreased from time to time pursuant to the terms of this Agreement).

                  "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten-year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Lender shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten-year maturities.

                  "Undertaking" has the meaning set forth in Section 3.1(a)
(xxvi).

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the most recent consolidated financial statements of Parent and its Subsidiaries delivered to the Lender.

                  SECTION 1.3 Types of Advances. The term "Advance" denotes the aggregation of Loans of Lender to be made to Borrower pursuant to Article II on the same date and for the same Interest Period(s). Advances are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Advance (e.g., a "Euro-Dollar Advance" is an Advance comprised of Euro-Dollar Loans).


ARTICLE 2

                                   THE CREDITS

                  SECTION 2.1 Commitments to Lend.

                  (1) During Revolving Period. During the Revolving Period, Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by Lender at any one time outstanding shall not exceed the amount of the Total Available Commitment. Each Advance under this subsection (a) shall be in an aggregate principal amount of $500,000 or any larger multiple of $50,000 (except that any such Advance may be in the aggregate amount then available under the Facility). Within the foregoing limits, Borrower may borrow under this subsection (a), prepay Loans to the extent permitted by Section 2.11, and reborrow at any time during the Revolving Period under this subsection (a).

                  (2) Borrowing Base. As of the Initial Closing Date, the Borrowing Base shall be the sum of the Allocated Loan Amounts of the Original Collateral

Properties; provided, however, that in the case of the Original Collateral Property located in Valparaiso, Indiana, the Borrower shall not be entitled to any Advances in respect of the Allocated Loan Amount for such Original Collateral Property until such time as the Borrower shall have delivered to the Lender the items set forth with respect to such Original Collateral Property in the Undertaking. Borrower may increase the amount of the Borrowing Base, up to the maximum amount of $50,000,000, by providing Lender with Additional Collateral Properties in accordance with and subject to the terms and conditions of Section 3.2 and Section 3.3 hereof. The Borrowing Base shall be reduced in connection with any Property Release by an amount equal to 125% of the Allocated Loan Amount for the related Release Property; provided, however, that the Borrower may, on written notice to the Lender given at the time of the first two
(2) requests for a Property Release, elect that the Borrowing Base be reduced by an amount equal to 110% of the Allocated Loan Amount for the Release Property in question.

                  (3) Extension of Revolver Termination Date. Borrower may request a one-year extension of the Revolver Termination Date by the delivery to Lender of an irrevocable written request therefor not more than fifty-nine (59) and not less than thirty (30) days prior to such Revolver Termination Date (a "Request to Extend"). Lender shall have the right, upon receipt of the Request To Extend, to approve or disapprove the extension of the Revolver Termination Date in Lender's sole and absolute discretion. Provided that Lender approves the extension of the Revolver Termination Date and provided further that no Event of Default or Bankruptcy Default has occurred and is then continuing both on the date Borrower delivers the Request to Extend and on the Revolver Termination Date (prior to extension), the Revolver Termination Date shall be extended for one year.

                  SECTION 2.2 Use of Proceeds of Loans. The proceeds of the Loans hereunder may be used for the following purposes (the "Approved Purposes"): (i) the Acquisition Costs of any Retail Property (including a Collateral Property); (ii) the development of any Retail Property (including any Collateral Property); and (iii) general working capital needs of the Borrower with respect to the any Retail Property (including any Collateral Property).

                  SECTION 2.3 Notice of Advance. Borrower shall give the Lender notice (a "Notice of Advance") not later than 12:00 noon (New York City time) on
(x) the

Domestic Business Day before each Base Rate Advance (if available pursuant to the terms hereof) and (y) the third Euro-Dollar Business Day before each EuroDollar Advance, specifying:

                  (1) the date of such Advance, which shall be a Domestic Business Day in the case of a Base Rate Advance or a Euro-Dollar Business Day in the case of a Euro-Dollar Advance,

                  (2) the aggregate amount of such Advance,

                  (3) whether the Loans comprising such Advance are to be initially Base Rate Loans or Euro-Dollar Loans; provided, however, that Borrower shall only be entitled to elect Base Rate Loans in the event that (i) such Advance is to be made by Lender on a date other than the first day of a Euro-Dollar Interest Period applicable to an existing Euro-Dollar Loan, (ii) such Advance is to be made by Lender on a date other than a Euro-Dollar Business Day, or (iii) the circumstances described in clause (a) or (b) of Section 8.1 or in Section 8.2 shall exist and be continuing on either the date of the Notice of Advance or the date of the Advance,

                  (4) if such Advance is a Euro-Dollar Loan, the initial Interest Period applicable thereto, and

                  (5) the Approved Purpose (in reasonable detail) for which such Advance shall be used.

                  SECTION 2.4 Funding of Loans. Unless Lender determines that any applicable condition specified in Article III has not been satisfied and so notifies Borrower, the Lender will make such Advance available to Borrower in immediately available funds to or at the direction of Borrower not later than 1:00 p.m. (New York City time).

                  SECTION 2.5  Note.

                  (1) The Loans of Lender shall be evidenced by a single Note payable to the order of Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of Lender's Loans.

                  (2) Lender may, by notice to Borrower, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (3) Lender may record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto, and may, if Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of Lender to make any such recordation or en dorsement shall not affect the obligations of Borrower hereunder or under the Note. Lender is hereby irrevocably authorized by Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required. Upon written request, Lender shall provide Borrower with copies of any of the foregoing endorsements, attachments and schedules to the Note.

                  SECTION 2.6 Method of Electing Interest Rates. The Loans included in each Advance shall bear interest initially at the type of rate specified by Borrower in the applicable Notice of Advance; provided, however, that Borrower shall only be entitled to elect Base Rate Advances in the event that (i) such Advance is to be made by Lender on a date other than the first day of a Euro-Dollar Interest Period applicable to an existing Euro-Dollar Loan,
(ii) such Advance is to be made by Lender on a date other than a Euro-Dollar Business Day, or (iii) the circumstances described in clause (a) or (b) of
Section 8.1 or in Section 8.2 shall exist and be continuing on either the date of the Notice of Advance or the date of the Advance. Thereafter, Borrower may from time to time elect to change or continue the type of interest rate borne by all the Loans comprised in such Advance (subject in each case to the provisions of Article VIII), as follows:

                         (1) if such Loans are Base Rate Loans, Borrower shall convert such Loans to Euro-Dollar Loans as of the first day of the next succeeding Euro-Dollar Interest Period applicable to an existing Euro-Dollar Loan (or, if no Euro-Dollar Interest Periods are in effect and such Advance is made on a day other than a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day);

                         (2) if such Loans are Euro-Dollar Loans, Borrower may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Lender at least three Euro-Dollar Business Days before the conver sion or continuation selected in such notice is to be effective. In the event Borrower fails to timely deliver a Notice of Interest Rate Election with respect to any Loan or Loans, provided no Event of Default has occurred and is then continuing, such Loan or Loans shall be continued as the same type of Loan for the same Interest Period as then in effect.

                  (2)  Each Notice of Interest Rate Election shall specify:

                         (1)  the Advance to which such notice applies;

                         (2) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                         (3) if the Loans comprising such Advance are to be converted, the new type of Loans and the duration of the next Interest Period applicable thereto; and

                         (4) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period,

and shall be accompanied by an Officer's Certificate reasonably satisfactory to the Lender showing the calculation of Total Available Commitment as of the commence ment of such Interest Period.

                  Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  SECTION 2.7 Interest Rates.

                  (1) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or the date of conversion to a Euro-Dollar Loan, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period monthly, in arrears, on each Interest Payment Date or, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (2) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period monthly, in arrears, on each Interest Payment Date.

                  "Euro-Dollar Margin" means 1.50%.

                  "LIBO Base Rate" means, for any Advance or Loan, as applicable, with respect to each day during each Interest Period pertaining to such Advance of Loan, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one month, three month or six month LIBOR (as such period is selected by Borrower) on the first day of such Interest Period, and if such rate shall not be quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks (collectively, the "Euro-Dollar Reference Banks") in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of Advances or Loans are then being conducted for delivery on such day for a period of one month, three months or six months, as such period is selected by Borrower, and in an amount comparable to the Advances or Loans to be outstanding on such day.

                  The "Adjusted London Interbank Offered Rate" shall mean with respect to each day during each Interest Period pertaining to an Advance or a Loan, as the case may be, a rate per annum determined by Lender in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by Lender shall be conclusive absent manifest error by the Lender:

                                 LIBO Base Rate
                          -----------------------------
                      1.00 - Euro-Dollar Reserve Percentage

                  "Euro-Dollar Reserve Percentage" means for any Interest Period for any Advance or Loan, as the case may be, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System (or any successor) or other governmental agency having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Lender to United States residents) maintained by a member bank of the Federal Reserve System or such governmental agency. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the EuroDollar Reserve Percentage.

                  (3) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 3% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Lender may select) deposits in dollars in an amount ap proximately equal to such overdue payment due to the Euro-Dollar Reference Banks are offered to the Euro-Dollar Reference Banks in the London interbank market for the applicable period determined as provided above by (y) 1.0 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.1 or in Section 8.2 shall exist and be continuing, at a rate per annum equal to the Default Rate for such day).

                  (4) The Lender shall determine each interest rate applicable to the Loans hereunder. The Lender shall give prompt notice to Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  SECTION 2.8  Fees.

                  (1) Origination Fee. Borrower shall pay to Lender a non-refundable origination fee (the "Origination Fee") equal to 1.0% of the Borrowing Base as of the Initial Closing Date, but in no event less than $230,000.00, which shall be payable on the Initial Closing Date.

                  (2) Undrawn Commitment Fee. During the Revolving Period, Borrower shall pay to the Lender a commitment fee (the "Commitment Fee") at the rate of 0.375% per annum on the daily average amount by which the Total Available Commitment exceeds the aggregate outstanding principal amount of the Loans. The Commitment Fee shall accrue from and including the Initial Closing Date to but ex cluding the Revolver Termination Date (or such earlier date that the Facility terminates in its entirety) and shall be payable, in arrears, on each Interest Payment Date during or with respect to the Revolving Period. Lender will endeavor to deliver to Borrower no less than one (1) Domestic Business Day prior to the payment date of such Commitment Fee a calculation of the amount of such Commitment Fee, however Lender's failure to deliver such calculation shall in no way relieve Borrower's obligation to pay such Commitment Fee.

                  (3) Exit Fee. In connection with any prepayment of the entire amount of the Loans then outstanding and a related termination of the Facility occurring at any time (i) during the six (6) month period prior to the Revolver Termination Date or (ii) within ninety (90) days after delivery of any Request to Extend, Borrower shall pay to Lender a non-refundable exit fee (the "Exit Fee") equal to 1.0% of the quotient obtained by dividing (x) the sum of the average principal amount of Loans outstanding each month during the Revolving Period, as determined each month by Lender, by (y) the number of full calendar months comprising the Revolving Period, after giving effect to the early termination thereof by the Borrower, but in no event less than $125,000. The Exit Fee shall not be payable in connection with any prepayment made by Borrower after the Conversion Date.

                  (4) Additional Collateral Fee. On each Property Closing Date (other than a Closing Date relating to a Substitute Property), Borrower shall pay to the Lender a non-refundable additional Collateral Property fee (the "Additional Collateral Fee") in the amount of 1.0% of the Allocated Loan Amount for such Additional Collateral Property; provided, however, that for so long as the Borrowing Base shall be greater than $25,000,000 (without regard to the Allocated Loan Amount for such Additional Collateral Property), the Additional Collateral Fee shall be an amount equal to 0.75% of the Allocated Loan Amount for such Additional Collateral Property.

                  (5) Rate Lock Fee. In connection with the Conversion Option, Borrower may pay to Lender, any time prior to the Conversion Date, a rate lock fee (the "Rate Lock Fee") to be quoted by Lender at the time Lender delivers the Conversion Notice and obtain a lock, for the remainder of the Initial Spread Quote Period, of the Term Loan Interest Rate for the Term Note.

                  SECTION 2.9  Intentionally Deleted.

                  SECTION 2.10 Maturity. The Facility shall terminate on the Re volver Termination Date and any Loans then outstanding (together with accrued interest thereon) shall mature and be due and payable on such date.

                  SECTION 2.11 Optional Prepayments.

                  (1) Borrower may, upon at least one (1) Domestic Business Days' notice to the Lender, prepay any Base Rate Advance in whole at any time or from time to time in part in amounts aggregating $250,000 or any larger multiple of $50,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, but without any premium (except the Exit Fee, if applicable) or penalty.

                  (2) Borrower may, upon at least three Euro-Dollar Business Days' notice to the Lender prepay any Euro-Dollar Advance in whole on the last day of any Interest Period applicable to such Advance in amounts aggregating $250,000 or any larger multiple of $50,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any costs associated with such prepayment pursuant to Section 2.14 hereof, but otherwise without any premium (except the Exit Fee, if applicable) or penalty.

                  (3) Borrower may in connection with a Property Release pursuant to Section 3.6 requiring the payment of a Release Price and upon not less than ten (10) Domestic Business Days notice to Lender, prepay on any Business Day any Base Rate Advance or Euro-Dollar

Advance in whole or in part in an amount equal to the applicable Release Price by paying the Release Price for such Collateral Property together with accrued interest thereon to the date of prepayment, and any costs asso ciated with such prepayment pursuant to Section 2.14 and Section 3.6 hereof, but otherwise without any premium (except the Exit Fee, if applicable) or penalty.

                  (4) Unless the Facility shall be terminated in connection with a prepayment, all amounts prepaid pursuant to this Section 2.11 may be reborrowed, subject to Borrower's compliance with all conditions to Advances set forth herein.

                  SECTION 2.12  Mandatory Prepayments

                  (1) Within ten (10) Domestic Business Days after Lender notifies Borrower that Lender believes, in its reasonable discretion, that an event or events have occurred or facts have arisen with respect to any Collateral Property which will likely cause or have caused a Material Adverse Effect with respect to such Collateral Property (an "Adversely Affected Property"), including, without limitation, facts disclosed in any estoppel certificate which Borrower was unable to deliver at the Initial Closing, Borrower shall be obligated to propose a Substitute Collateral Property to replace such Adversely Affected Property as a Collateral Property hereunder. Such proposal shall be made by Borrower in accordance with the terms of Section
3.2 hereof. In the event that Borrower fails to propose a Substitute Collateral Property that is satisfactory to Lender in its reasonable discretion, the Adversely Affected Property will be released from the Facility pursuant to
Section 3.6 hereof and Borrower will be required to prepay (a "Collateral Property Mandatory Prepayment"), the Loans in an amount necessary to reduce the Outstanding Balance to an amount equal to the Total Available Commitment taking into account that the release of such Adversely Affected Property shall result in a reduction in the Borrowing Base in an amount equal to 125% (or, in the event that the Adversely Affected Property shall be one of the first two (2) Release Properties, 110%) of the Allocated Loan Amount of such Adversely Affected Property.

                  (2) Within 10 Domestic Business Days after Borrower has failed to satisfy the Facility DSC Test, Borrower shall prepay the Loans (a "Facility Mandatory Prepayment") in an amount necessary to cause the Borrower to be in compliance with the Facility DSC Test.

                  (3) In the event that any Collateral Property is released pursuant to Section 3.6 hereof and upon such Release the Outstanding Balance would exceed the Total Available Commitment, Borrower shall prepay the Loans (a "Release Prepayment") to the extent necessary to reduce the Outstanding Balance to the amount of the Total Available Commitment.

                  (4) Any Mandatory Prepayment shall be in an amount equal to the required prepayment set forth in clauses (a) through (c) above, plus accrued interest thereon to the date of the such prepayment, plus any costs associated with such Mandatory Prepayment pursuant to Section 2.14.

                  SECTION 2.13 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Lender at the address for Lender set forth below its name on the signature page hereof. Whenever any pay ment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  SECTION 2.14 Funding Losses. If Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article VIII hereof) on any day other than the last day of an Interest Period applicable thereto or if Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to Lender in accordance with Section 2.3, 2.11 or 2.12, Borrower shall reimburse Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan) including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay; provided that Lender shall have delivered to Borrower a certificate as to the amount of such loss or expense, which certificate shall be prima facie evidence of the matters certified therein.

                  SECTION 2.15 Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day if and only if such payment is made in accordance with the provisions of the first sentence of Section 2.13).

ARTICLE 3

                                   CONDITIONS

                  SECTION 3.1  Closings.

                  (1) Conditions Precedent to Effectiveness of Agreement. The Initial Closing as contemplated hereunder shall occur upon receipt by the Lender of the fol lowing documents, each dated as of the Initial Closing Date (or dated as otherwise provided below) or a date otherwise satisfactory to the Lender and in each case satisfactory in form and substance to the Lender in its reasonable judgment:

                         (1) a duly executed Note for the account of Lender, complying with the provisions of Section 2.5;

                         (2) the Mortgage, covering each Original Collateral Property, duly executed and acknowledged by the Company (Collateral Properties located in States having a tax payable in connection with recording a mort gage, will be encumbered by the Mortgage limited to 125% of the Allocated Loan Amount of such Collateral Property; Collateral Properties located in States having no or nominal mortgage recording taxes will be encumbered by the Mortgage securing the face amount of the Note; in any event the Mortgage will encumber each Collateral Property on a joint and several basis to the full extent of the obligations of Borrower hereunder and under the other Loan Documents);

                         (3) the Assignment of Rents and Leases, covering each Original Collateral Property, duly executed and acknowledged by the Company;

                         (4) the Environmental Indemnity, duly executed by the Company and Parent;

                         (5) a Manager's Consent and Subordination in connection with such Collateral Property, duly executed by each of the Property Manager and the Company;

                         (6) UCC-1 financing statements (each, a "Financing Statement") executed by the Company, as debtor, naming the Lender, as secured party, in form appropriate for filing in the appropriate jurisdictions as is necessary to create perfected security interests in all of the Collateral with respect to the Collateral Properties, with respect to which security interests are governed by the UCC;

                         (7) satisfactory reports of UCC filing, tax lien, and judgment searches conducted by a search firm acceptable to the Lender with respect to each Collateral Property, the Company and Parent, such searches to be conducted in each of the locations specified by the Lender;

                         (8) certificates of insurance with respect to each Collateral Property demonstrating the coverage required by the Mortgage and issued by insurance companies meeting Rating Agency Requirements;

                         (9) with respect to each Collateral Property, a Survey;

                         (10) with respect to each Collateral Property, a market study in form and substance acceptable to Lender;

                         (11) with respect to each Collateral Property, a "Phase I" environmental report in form and substance satisfactory to Lender in all re spects;

                         (12) with respect to each Collateral Property, an engineer's report, in form and substance satisfactory to Lender in all respects;

                         (13) with respect to each Collateral Property, Compliance Evidence;

                         (14) with respect to each Collateral Property, (a) property level operating statements and historical cash flows for 1996 through August 1997, certified by an authorized officer of Borrower,
         (b) a certified current rent roll, (c) a budget for Capital Expenditures for calendar years 1998 and 1999, and (d) cash flow projections for a two-year period;

                         (15) the certificate to be provided by Borrower pursuant to Section 5.1(c);

                         (16) an opinion of Miro, Weiner & Kramer, counsel for the Company and Parent, with respect to such matters as Lender shall require, including, without limitation, opinions with respect to the due formation and authority of the Company and Parent, the due and valid execution and delivery of the Loan Documents, and the enforceability of the Loan Documents;

                         (17) an opinion or opinions of Miro, Weiner & Kramer, counsel for the Company and Parent, (a) to the effect that if the Company or its sole shareholder were a debtor under the bankruptcy laws of the United States, a court would not have valid legal grounds to cause the Company or its sole shareholder to be substantively consolidated with any other Person and (b) covering such additional matters as the Lender may reasonably require;

                         (18) an opinion of local counsel in each jurisdiction in which each Collateral Property is located in the form of Exhibit E, satisfactory to the Lender;

                         (19) all documents the Lender may reasonably request relating to the existence and qualification to do business of the Company and Parent, the corporate authority for and the validity of this Agreement, the Note and the other Loan Documents, or relating to any Collateral, and any other matters relevant in connection with any Loan Document, all in form and substance satisfactory to the Lender;

                         (20) copies of all Leases with respect to each Collateral Property accompanied by an Officer's Certificate that such Leases are true, correct and complete in all material respects;

                         (21) estoppel certificates in form and substance satisfactory to Lender from (a) each Major Tenant at each Collateral Property in the form attached hereto as Exhibit F, (b) each ground lessor at any Collateral Property which is held pursuant to a Ground Lease, and (c) each party to any reciprocal easement agreement or similar property operating agreement with respect to any Collateral Property, provided that, to the extent that the Borrower, using its best efforts, shall be unable to obtain any such estoppel certificate, the Borrower shall (y) furnish Lender with such representations, warranties and indemnifications as the Lender may determine to be appropriate in its sole discretion in light of the absence of such estoppel certificate and (z) continue to use its best efforts to obtain and deliver promptly to the Lender an estoppel certificate in form and substance reasonably satisfactory to the Lender covering the matters for which an estoppel certificate was unavailable at the Initial Closing and, in the event that Borrower shall so deliver such an estoppel certificate, Borrower shall be released from the representations, warranties and/or indemnifications given by it at the Initial Closing with respect to the matters covered thereby;

                         (22) a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit G from each Major Tenant;

                         (23) the payment by Borrower of any mortgage recording tax and recording fees;

                         (24) written instructions to the Title Company authorizing the recordation of the Mortgage, Assignment of Rents and Leases, Financing Statements and other recorded documents;

                         (25) a SNDA/Estoppel Indemnity Agreement, duly executed by the Company and the Parent (the "SNDA/Estoppel Indemnity"); and

                         (26) an undertaking, duly executed by the Company and the Parent, with respect to certain items identified therein (the "Undertaking").

The Lender shall promptly notify Borrower of the Initial Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                  SECTION 3.2 Addition of Additional Collateral Properties and Substitute Collateral Properties.

                  (1) Borrower may elect to submit additional Real Property Assets to Lender for inclusion as "Additional Collateral Properties" or "Substitute Collateral Properties" hereunder in accordance with this Section 3.2.

                  (2) Borrower shall submit to Lender the following materials (the "Due Diligence Package") relating to each Real Property Asset to be added to the Collateral Properties as an Additional Collateral Property. The Due Diligence Package shall include with respect to such Real Property Asset each of the items described in Section 3.1 (vii) - (xxii), a proposed capital expenditure schedule in the form of Schedule 5.20 hereto with respect to the two
(2) year period following the proposed acquisition and, if such Real Property Asset is not then owned by the Company, a duly executed copy of the Purchase and Sale Agreement for such Real Property Asset accompanied by an Officer's Certificate that such copy is a true, correct and complete copy of such Purchase and Sale Agreement and any other agreements relating to the Company's acquisition of such Real Property Asset and that it fairly states the terms and conditions of such acquisition. In addition, if such Real Property Asset is leased by the Company (rather than owned (or to be acquired) in fee), the Company shall deliver to Lender a copy of the ground lease for such Real Property Asset (together with all amendments and modifications thereto), certified pursuant to an Officer's Certificate to be true, correct and complete, and estoppel certificates from the ground lessor of such Real Property Asset, in form and substance reasonably satisfactory to Lender. The Company shall permit the Lender at all reasonable times and upon reasonable prior notice to make an inspection of such Real Property Asset, subject to the rights of the seller thereof or any tenants thereof. Real Property Assets submitted for inclusion must (i) be owned (or leased) by the Company and (ii) be subject to no Lien (other than Permitted Exceptions).

                  (3) All Real Property Assets to be added to the Collateral Properties shall be approved or disapproved by Lender in its sole and absolute discretion (provided that Lender shall not unreasonably withhold or delay its approval of Substitute Collateral Properties) within 30 days after Lender's receipt of the applicable Due Diligence Package and, in the event that Lender approves the Real Property Asset submitted by Borrower as an Additional Collateral Property or a Substitute Collateral Property (each such property, an "Approved Property"), Lender shall also notify Borrower of the Allocated Loan Amount (determined by Lender in its sole and absolute discretion) for such Additional Collateral Property or Substitute Collateral Property, as the case may be. Within 10 days after receiving such notification, Borrower shall notify Lender of Borrower's election to include such Approved Property as an Additional Collateral Property or Substitute Collateral Property, as applicable, hereunder.

                  SECTION 3.3  Additional Property Closings.

                  (1) In the event that Borrower notifies Lender that Borrower elects to include any Approved Property as an Additional Collateral Property or a Substitute Collateral Property hereunder, then Borrower shall cause appropriate counterparts of the Mortgage, the Assignment of Leases, the Environmental Indemnity and the Fi nancing Statements (collectively, the "Security Documents") (which are to be recorded and/or filed) to be recorded and/or filed in the appropriate offices, as secu rity for the Loans, at Borrower's sole cost and expense in order to spread the Lien of the Security Documents to include any Additional Collateral Property or Substitute Collateral Property (the date of each such recordation being hereinafter referred to as a "Property Closing Date"). Lender shall execute and deliver, at Borrower's sole cost and expense, appropriate releases of the Collateral Property for which a substitution is being made.

                  (2) Upon (and as a condition to) each such addition, Borrower shall cause to be delivered to the Lender, at Borrower's sole cost and expense:
(i) amendments, modifications and/or additional endorsements to the Title Policy requested by Lender reflecting the addition of the Additional Collateral Property or Substitute Collateral Property, as the case may be, (ii) such legal opinions (including, without limitation, opinions of local counsel) as Lender may reasonably require with respect to the addition of the Additional Collateral Property or Substitute Collateral Property, as the case may be, (iii) updates to
Schedule 4.14 and Schedule 5.20 hereof, if applicable, (iv) such further instruments and documents as the Lender or the Title Company shall reasonably request to carry out the creation and perfection of the Liens and security interests contemplated by the Security Documents, (v) any mortgage recording tax and recording fees in connection with the recordations and filings, and (vi) with respect to the addition of any Additional Collateral Property, the applicable Additional Collateral Fee.

                  SECTION 3.4  Additional Closing Conditions.

                  Notwithstanding anything to the contrary herein contained:

                         (1) each applicable Closing Date shall occur, if at all, no less than 60 days prior to the Revolver Termination Date; and

                         (2) subject to the limitation set forth in Section 9.3 hereof, on each Closing Date, Borrower shall pay the accrued reasonable fees and expenses of counsel of the Lender.

                  SECTION 3.5 Conditions to Advances. The obligation of Lender to make a Loan on the occasion of any Advance is subject to the satisfaction of the following conditions:

                  (1) receipt by the Lender of a Notice of Advance as required by Section 2.3;

                  (2) the fact that, immediately after such Advance, the Company and Parent shall satisfy the financial covenants contained in Section 5.7;

                  (3) the fact that, immediately after such Advance, the aggregate outstanding principal amount of the Loans will not exceed the amount of the Total Available Commitment;

                  (4) the fact that, immediately before and after such Advance, no Bankruptcy Default or Event of Default shall have occurred and be continuing;

                  (5) the fact that the representations and warranties of the Company and Parent contained in this Agreement and any other Loan Document shall be true and correct in all material respects on and as of the date of such Advance;

                  (6) there shall not be more than ten (10) Euro-Dollar Loans outstanding at any time;

                  (7)  no Advance shall be less than $500,000;

                  (8) Title Company shall be prepared to issue (and upon the funding of such Advance shall issue) any

"date downs" or other endorsements necessary to insure that the Lien of the Mortgage will remain a first priority Lien with respect to such Advance;

                  (9)  Borrower shall have delivered a Solvency Certificate; and

                  (10) to the best of Borrower's knowledge, nothing shall have occurred or failed to have occurred having a Material Adverse Effect.

                  Each Advance hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the facts specified in clauses (b), (c), and (f) through (g) of this Section and shall be deemed to constitute a ratification and confirmation that the representations and warranties made by the Company and Parent pursuant to Article IV hereof are true and correct as of the date of such Advance.

                  SECTION 3.6 Release of Collateral Property. The Lender acknowledges that the Company may (i) sell, transfer and convey to any Person who is not an Affiliate of Borrower (each a "Third Party Sale"), all of the Company's right, title and interest in and to any Real Property Asset constituting a Collateral Property from time to time or (ii) be required pursuant to Section 10 or 12 of the Mortgage to obtain a release of a Collateral Property as the result of a Casualty Event or Condemnation Event and, in connection therewith, may request a release from the Lien of the Mortgage (each a "Property Release" and the Collateral Property which is the subject of the Property Release being a "Release Property"), and the Lender agrees to provide the Company with any releases and reconveyances from the Lien of the Mortgage (provided, that such release and termination or reassignment shall be without recourse to the Lender and without any representation or warranty), subject in each case to the satisfaction by Borrower, as applicable, of the following conditions:

                  (1) in connection with a Third Party Sale, the Company shall notify the Lender in writing of the impending sale of any Collateral Property and of the identity of the proposed purchaser not less than 60 days prior to the date of such impending sale (such date, being the "Release Date"), which notification shall serve as an irrevocable request to the Lender to release such Collateral Property from the Lien of the Mortgage;

                  (2) in connection with a Casualty Event which, pursuant to the provisions of Section 11 of the

Mortgage, Lender has elected not to permit a Restoration, the Company shall be required to obtain the release of the Collateral Property affected by such Casualty Event no less than 30 days after Lender has notified the Company that it has elected not to permit a Restoration (such date also being a "Release Date");

                  (3) in connection with a Condemnation Event which, pursuant to the provisions of Section 12 of the Mortgage, Lender has elected not to permit a Restoration, the Company shall be required to obtain the release of the Collateral Property affected by such Condemnation Event simultaneously with the payment of the Award relating thereto (whether or not such Award is sufficient to pay the applicable Release Price) (such date also being a "Release Date");

                  (4) in connection with an Adversely Affected Property, the Company shall be required to obtain a release of such Adversely Affected Property within ten (10) Domestic Business Days after Lender delivers Borrower written notice thereof pursuant to Section 2.12(a) hereof (such date also being a "Release Date");

                  (5) Except in connection with a release pursuant to clause (d) above, no Bankruptcy Default or Event of Default hereunder shall have occurred and be continuing nor shall any material default beyond any notice and cure periods have occurred and be continuing under any Loan Document at the time of such request or release;

                  (6) no less than five (5) Domestic Business Days prior to the Release Date, Borrower shall deliver to Lender such financial statements together with an Officer's Certificate that will demonstrate that immediately after the Release Date, (i) the Company and Parent shall continue to satisfy the financial covenants set forth in Section 5.7 hereof and (ii) the Outstanding Balance shall not exceed the Total Available Commitment;

                  (7) Borrower shall pay all expenses and fees (including reasonable attorneys' fees and disbursements) incurred by the Lender in connection with any re lease;

                  (8) The Borrowing Base shall be reduced by an amount equal to 125% of the Allocated Loan Amount for the Release Property in question, unless the Borrower shall request that the Borrowing Base be reduced by an amount equal to 110% of the Allocated Loan Amount for the Release Property in question, which request may be made by the Borrower in connection with the first two (2)

Property Releases. In the event that, as a result of such reduction in the Borrowing Base, the Outstanding Balance exceeds the Total Available Commitment, Borrower shall prepay the Loans in an amount necessary to reduce the Outstanding Balance to an amount equal to or less than the Total Available Commitment taking into account the reduction in the Borrowing Base (the "Release Price") and shall reimburse Lender for any costs incurred in connection with Section 2.14 hereof;

                  (9) Borrower, at its sole cost and expense, shall have delivered to Lender one or more endorsements to the Title Policy, insuring that, after giving effect to such release, (x) the Liens created by the Mortgage on the remaining Collateral Properties (including any Substitute Collateral Property) are first priority Liens subject only to the Permitted Exceptions and
(y) the Title Policy is in full force and effect and unaffected by such release; and

                  (10) Borrower shall deliver an Officer's Certificate certifying that the representations and warranties contained in Article IV hereof are true and correct as of such Release Date.

Upon or after Borrower's satisfaction of the release conditions set forth above, Lender shall release its security interest in the Mortgage and other Security Documents with respect to such Release Property.


ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants that:

                  SECTION 4.1 Corporate Existence and Power.

                  (1) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (2) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (3) The Property Manager is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (4) The Borrower's principal place of business is and at all times during the previous five (5) years has been in Birmingham, Michigan. Except as set forth below with respect to Parent, the Borrower is not conducting, and at no time since June 24, 1994 has the Borrower conducted, business under any assumed or fictitious names. Parent has reserved "Malan Construction Company", "Malan Management Company", and "Malan Companies" as assumed names in the State of Michigan, but since June 24, 1994, has not held itself out as doing business under such names in any State in which a Collateral Property is located. Except for the Loan Documents, there is no financing statement, security agreement, chattel mortgage or other document filed or recorded in any public office, whether in the name of Borrower or under any fictitious or assumed name adopted or used by Borrower, that purports to cover the Collateral Properties or any portion thereof.

                  SECTION 4.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company, Parent, and the Property Manager of each Loan Document to which it is or will be a party are within such Person's corporate powers, limited liability company powers or partnership powers, as applicable, have been duly authorized by all necessary corporate action, limited liability company action or partnership action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official (except as may be required and hereinafter obtained by the Borrower in connection with any future development of or construction upon a Collateral Property) and, to the best of its knowledge after due and diligent inquiry, do not contravene, or constitute a default under, any provision of applicable law or regula tion, or of the certificate of incorporation or by-laws or the certificate of limited partnership or limited partnership agreement or the articles of formation or operating agreement, as applicable, of such Person or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or any of its Subsidiaries, or result in the creation or imposition of any Lien on any asset (including the Collateral) of such Person or any of its Subsidiaries, except as contemplated by the Loan Documents.

                  SECTION 4.3 Binding Effect. Each Loan Document constitutes, or when duly executed and delivered will constitute, with respect to the Company, Parent and the Property Manager which is or will be a party thereto, a legal, valid and binding obligation of such Person.

                  SECTION 4.4 Financial Information.

                  (1) The unaudited balance sheet of the Company as of September 30, 1997 and the related unaudited statement of earnings and statement of cash flows for the three months then ended, a copy of which has been delivered to Lender, fairly present, in conformity with generally accepted accounting principles, the financial position of the Company as of such date and its results of operations and cash flows for such three month period.

                  (2) Since September 30, 1997, there has been no event which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company or Parent threatened against or affecting, the Company or Parent or any Subsidiaries of Parent before any court or arbitrator or any governmental body or agency in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

                  SECTION 4.6 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.7 Environmental Matters. To the Borrower's best knowledge after due and diligent inquiry, and except as indicated in the environmental reports delivered to the Lender pursuant to Section 3.1(a)(xi):

                         (1) each of the Company, Parent and the Property Manager (x) is in compliance with all applicable Environmental Laws, except to the extent non-compliance would not have a Material Adverse Effect, (y) has all material permits, licenses, approvals, rulings, variances, exemptions or other authorizations under applicable Environmental Laws to operate each Collateral Property as presently conducted or as reasonably anticipated to be conducted, (z) has received no written communication, from a governmental authority, alleging that the Company, the Parent or the Property Manager is not in full compliance with all Environmental Laws, and there are no events or circumstances that may reasonably be anticipated to prevent or interfere with such full compliance in the future, except to the extent non-compliance would not have a Material Adverse Effect;

                         (2) there is no Environmental Claim pending or threatened in writing against the Company, the Parent or the Property Manager;

                         (3) there are no past or present actions, activities, circumstances, conditions, events or incidents including, without limitation, the release, emission, discharge or disposal of any Hazardous Substances, that could form the basis of any Environmental Claim against the Company, the Parent or the Property Manager; and

                         (4) without in any way limiting the generality of the foregoing, (A) there are no sites on any Collateral Property in which the Company, the Parent or the Property Manager has stored, disposed or arranged for the disposal of any Hazardous Substances, except for the routine storage of materials which are stored, used, sold or held in inventory in the ordinary course of the operation, maintenance and repair of the businesses upon a Collateral Property in strict compliance with applicable Environmental Laws, (B) there are no underground storage tanks located on any Collateral Property, (C) there is no asbestos contained in or forming a part of any improvement on any Collateral Property, and (D) no polychlorinated biphenyls (PCBs) are used or stored on any Collateral Property.

                  SECTION 4.8 Taxes. The Company and Parent have each filed or obtained an unexpired extension to file all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or Parent, except, with respect to Parent only, if such assessment is being contested by Parent in good faith by appropriate proceedings and adequate reserves have been established with respect thereto. The charges, accruals and reserves on the books of the Company and Parent in respect of taxes or other governmental charges are, in the opinion of the Company and Parent, adequate.

                  SECTION 4.9  Subsidiaries.

                  (1) Each of Parent's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, each of Parent's partnership Subsidiaries is a general partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each such entity has all corporate or partnership powers, as applicable, and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (2) The Company has and will create no Subsidiaries.

                  SECTION 4.10 Not an Investment Company. Neither the Company nor Parent is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.11 Full Disclosure. All information heretofore furnished by the Company or Parent to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company or Parent to the Lender will be, true and accurate, taken as a whole, in all material respects on the date as of which such information is stated or certified. To the best of the Borrower' knowledge after due and diligent inquiry, there are no facts which materially and adversely affect the business, operations, properties, assets or financial condition of the Company or Parent, or the value of any Collateral Property, or the ability of the Company or Parent to perform its obligations under any Loan Document which have not been disclosed in writing to the Lender.

                  SECTION 4.12 Single Purpose Entity. The Company is a Single Purpose Entity.

                  SECTION 4.13 Relationship of the Company to Parent. The Company is a wholly-owned Subsidiary of Parent.

                  SECTION 4.14 Contracts. Except as indicated on Schedule 4.14, there are no material leasing, asset management, property management or advisory contracts in connection with any Collateral Property other than the Property Management Contract. All contracts in connection with the operation of any Coll ateral Property are (i) to Borrower's knowledge, market rate contracts with third parties on customary terms for similar contracts and (ii) in each case (except for contracts set forth on Schedule 4.14) terminable by the Company on no more than 30 days' prior written notice.

                  SECTION 4.15 Solvent. The Company and Parent are each Solvent.

                  SECTION 4.16 No Plan Assets. The Company's assets are not deemed to be "plan assets" within the meaning of Section 2510.3-101 of the Regulations of the Department of Labor.

                  SECTION 4.17 Debt. The Company has no Debt outstanding other than Debt permitted under Section 5.9.

                  Borrower shall also be deemed to represent and warrant that as of the first day of each Interest Period of each Advance (x) the aggregate outstanding principal amount of the Loans does not exceed the amount of the Total Available Commitments, (y) no Event of Default or Bankruptcy Default has occurred and is continuing and (z) the representations and warranties of the Company and Parent contained in this Agreement and any other Loan Document are true in all material re spects on and as of such day.


ARTICLE 5

                                    COVENANTS

                  Borrower hereby agrees that, so long as Lender has any Commitment hereunder or any amount payable under the Note or hereunder remains unpaid:

                  SECTION 5.1  Information.  Borrower will deliver to Lender:

                  (1) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a balance sheet of the Company and a schedule detailing the capitalized cost, accumulated depreciation and net book value of each Collateral Property as of the date thereof, along with a statement of Net Operating Income for the Company for the three months and twelve months then ended setting forth in reasonable detail the Net Operating Income of each Collateral Property and the component parts thereof for the period all certified (subject to normal year-end or audit adjustments) as to fairness of presentation, compliance with generally accepted accounting principles and consistency by an authorized officer of the Company;

                  (2) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of the Company, a balance sheet of the Company and a schedule detailing the capitalized cost, accumulated depreciation and net book value of each Collateral Property as of the date thereof, along with a statement of Net Operating Income for the Company for the three months and twelve months then ended setting forth in reasonable detail the Net Operating Income of each Collateral Property and the component parts thereof for the period, all certified (subject to normal year-end or audit adjustments) as to fairness of presentation, compliance with generally accepted accounting principles and consistency by an authorized officer of the Company;

                  (3) on or prior to each Closing Date, an Officer's Certificate setting forth in reasonable detail the calculations required to establish whether the Company and Parent were in compliance with the requirements of
Section 5.7 on the last day of the preceding quarter, no later than the fiftieth
(50th) day after the end of every fiscal quarter following the Initial Closing Date and no later than the one hundred and fifth (105th) day after the end of every fiscal year following the Initial Closing Date, an Officer's Certificate showing (A) the calculation of Aggregate Net Cash Flow for the Collateral Properties, each for the twelve-month period ending on the last day of the preceding quarter, (B) the calculation of Quarterly Cash Flow for the fiscal quarter then ended, and (C) setting forth in reasonable detail the calculations required to establish whether the Company and Parent were in compliance with the requirements of Section 5.7 on the last day of the preceding quarter and/or year, as applicable;

                  (4) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate stating, to the best of such Officer's knowledge, after due inquiry, whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                  (5) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower thereafter, a combined statement of gross revenues, direct operating expenses, Quarterly Cash Flow, Combined Equity Value, Combined Debt Service and Aggregate Net Operating Income of the Collateral Properties for such fiscal year, which statement shall (A) set forth the Facility DSC Test for each such year and in comparative form, the figures for gross income, direct operating expenses and Aggregate Net Operating Income for the previous fiscal year, (B) set forth the Senior Debt Service Coverage Test for such year and in comparative form, the figures for Quarterly Cash Flow and the component parts thereof for the previous fiscal year, (C) be prepared in reasonable detail, (D) state that such consolidated statement presents fairly the gross revenues, direct operating expenses, Quarterly Cash Flow, Combined Equity Value, Combined Debt Service and Aggregate Net Operating Income as of the end of such fiscal year in accordance with GAAP, and (E) be accompanied by a Officer's Certificate signed by the chief financial officer of the Company and the Parent stating that the information set forth therein is true, correct and complete in all material respects and fairly represents the subject matter thereof;

                  (6) within five days after any executive officer of the Company or Parent (including without limitation, any president, vice president or chief financial officer) obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                  (7) within five days after any executive officer of the Company or Parent (including without limitation, any president, vice president or chief financial officer) obtains knowledge of any Environmental Claim against the Company, Parent or the Property Manager or a Contamination Event occurring at any Collateral Property, an Officer's Certificate setting forth the details thereof and the action which such Person is taking or proposes to take with respect thereto;

                  (8) within five days after any executive officer of the Company or Parent (including without limitation, any president, vice president or chief financial officer) obtains knowledge of any Casualty Event or Condemnation Event occurring at any Collateral Property or any event occurring at any Collateral Property which could reasonably result in an Adversely Effected Property, an Officer's Certificate setting forth the details thereof and the action which such Person is taking or proposes to take with respect thereto and;

                  (9) as soon as available and in any event within the five (5) Domestic Business Days after the delivery date required by the Exchange Act, the Borrower shall deliver to the Lender copies of its annual and quarterly reports and such other information, documents and other reports which the Borrower is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. The Borrower shall promptly provide the Lender with a reasonably detailed explanation of the reasons for any failure by the Borrower to file any such annual or quarterly reports with the SEC within the time periods required under the Exchange Act or for the need to lawfully extend the time periods in which to file same, which such explanations shall include a reasonably detailed report as to the status of all items required to complete such filings;

                  (10) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such report able event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, an Officer's Certificate setting forth details as to such occurrence and action, if any, which Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (11) simultaneously with the delivery of the items set forth in Section 5.1(a) and (b), Borrower will furnish to the Lender operating information with respect to each Collateral Property as follows:

                         (1) year to date operating statements (including income and expenses);

                         (2) paid invoices or other evidence reasonably satisfactory to Lender of the compliance by the Company with its obligations under Section 5.20 in respect of capital expenditures;

                         (3) rent roll for the previous calendar month then ended; and

                         (4) an Officer's Certificate certifying that each of the above is true, correct and complete in all material respects and accurately reflects the financial condition of such Collateral Property; and

                         (5) from time to time such additional information regarding the financial position or business of the Company and the Collateral Properties as the Lender may reasonably request.

                  SECTION 5.2 Payment of Obligations. Borrower will pay and discharge at or before maturity, all of its respective material obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties may be bound and any tax liabilities, impositions, as sessments, and public charges of every character, except where the same may be contested in good faith by appropriate proceedings, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  SECTION 5.3  Maintenance of Property; Insurance; Appraisals.

                  (1) The Company will keep all property necessary in its business (including but not limited to, the Collateral Properties) in good order and condition, ordinary wear and tear excepted.

                  (2) The Company will comply, as applicable, with all insurance requirements set forth in the Mortgage. The Company will deliver to the Lender
(i) within ten days of Lender's request, full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Company.

                  (3) If a monetary Event of Default shall occur and be continuing, within thirty (30) days after the occurrence thereof, the Lender shall have the right, at Borrower's sole cost and expense, to commission an Appraisal of all or some of the Collateral Properties (in Lender's sole discretion).

                  (4) The Lender shall also have the right, at Borrower's sole cost and expense, to commission an Appraisal of all or some of the Collateral Properties (in Lender's sole discretion) if such Appraisal is required by law or any governmental authority having jurisdiction over Lender.

                  SECTION 5.4 Conduct of Business and Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by the Company and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

                  SECTION 5.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, land use laws, all zoning and building codes with respect to the Collateral Property and ERISA and the rules and regulations thereunder).

                  SECTION 5.6 Inspection of Property, Books and Records. The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit representatives of Lender to visit and inspect any of the Collateral Properties (subject to the rights of tenants under their respective Leases), to examine and make abstracts from any of their respective books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times, upon reasonable prior notice and as often as may reasonably be desired by Lender.

                  SECTION 5.7 Financial Covenants.

                  (1) Measured as of the last day of each fiscal quarter, Combined Debt shall not exceed 65% of Combined Equity Value.

                  (2) Measured as of the last day of each fiscal quarter and as of the date of the addition or release of any Collateral Property, Parent shall maintain a ratio of Quarterly Cash Flow for such quarter to Combined Debt Service for such quarter of no less than 2.0 to 1.0 (the "Senior Debt Service Coverage Test").

                  (3) Measured as of the last day of each fiscal quarter and as of the date of the addition or release of any Collateral Property, on a trailing twelve month basis, with respect to all of the Collateral Properties in the aggregate, the ratio of Aggregate Net Cash Flow to Aggregate Debt Service, will not be less than 1.50 to 1.0 (the "Facility DSC Test"); provided, however, that Borrower shall have ninety days to restore compliance with the Facility DSC Test so long as such ratio is not less than 1.30 to 1.00 during such 90 day cure period.

                  (4) Measured as of the Initial Closing Date, the last day of each fiscal quarter, and as of the date of the addition or release of any Collateral Property, the ratio of the Outstanding Balance to the Fair Market Value of the Collateral Properties shall not, as of any date of determination, exceed 75%.

                  SECTION 5.8 Investments. The Company will not make or acquire any Investment in any Person other than Temporary Cash Investments.

                  SECTION 5.9 Debt. Other than the Loans, the Company will not incur any additional Debt other than

Debt for trade payables incurred in the ordinary course of business.

                  SECTION 5.10 Consolidations, Mergers and Sales of Assets.

                  (1) The Company will not consolidate or merge with or into any other Person or except as expressly permitted under Section 17(b) of the Mortgage, sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets, taken as a whole, to any other Person.

                  (2) The Parent will not sell, lease or otherwise dispose of all or a substantial part of its properties or assets to any other Person or merge or consolidate with any other Person unless no less than ten (10) Domestic Business Days prior to the effective date of such merger or consolidation, a senior financial officer of the Parent shall have delivered to the Lender an Officer's Certificate certifying, to Lender's reasonable satisfaction, that the merger or consolidation shall not and cannot reasonably be anticipated to (w) result in an Event of Default, (x) have a Material Adverse Effect, (y) adversely affect the ability of the Borrower to repay the Loans and (z) adversely affect the ability of the Borrower to comply with the financial covenants contained herein. Notwithstanding the foregoing, the Parent may not merge or consolidate with any other Person if (u) in connection with such merger or consolidation, it is intended that the surviving Person shall not remain a publicly traded corporation, or (v) a substantial portion of the assets of the surviving Person shall include hotels, restaurants, casinos or other entertainment complexes.

                  SECTION 5.11 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by Borrower solely for the Approved Purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                  SECTION 5.12 No Change in Organizational Documents. The Company will not permit its articles of incorporation, by-laws or other organizational documents to be amended, modified or rescinded in any material respect without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed.

                  SECTION 5.13 Affiliate Transactions. The Company will not enter into any transaction with or make any payment to any Affiliates other than the Property Management Contract. During the occurrence and continuation of a Bankruptcy Default or an Event of Default, the Property Manager shall subordinate the payment of its management fee payable under the Property Management Contract to the repayment of the Obligations and no management fees shall be payable until such Bankruptcy Default or Event of Default is cured or the Obligations are paid in full.

                  SECTION 5.14 Contracts. The Company will not modify the Property Management Contract in any manner that (i) increases fees payable thereunder, (ii) adversely affects the Company's termination rights or (iii) reduces the duties of the Property Manager.

                  SECTION 5.15 No Plan Assets. The Company's assets will at no time constitute "plan assets" within the meaning of Section 2510.3-101 of the Regulations of the Department of Labor.

                  SECTION 5.16 Environmental Matters.

                  (1) At its sole cost and expense, the Company will comply with and with respect to any and all activities relating to the Collateral Property, will cause the Property Manager and will use best efforts to cause all tenants of each Collateral Property to comply with, all Environmental Laws, except to the extent non-compliance would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will not, and will cause the Property Manager and each tenant of each Collateral Property not to, use, store, discharge, install or transport on any Collateral Property, or permit to be used, stored, discharged, installed or transported on any Collateral Property, any Hazardous Substances other than Hazardous Substances of such types and in such quantities as are customarily used or stored in or at comparable, prudently-managed properties similar to the Collateral Properties.

                  (2) The Company will deliver to Lender within ten (10) days after receipt thereof (i) any written notice of other communication from any governmental authority concerning any actual, alleged, suspected or threatened violation of or liability under any Environmental Law with respect to any Collateral Property or (ii) any written notice of other communication concerning any actual, alleged, suspected or threatened Environmental Claim at any Collateral

Property. In addition, the Company will notify Lender within ten (10) days after receiving actual knowledge that any representation contained herein or in the Mortgage with respect to any Hazardous Substance at any Collateral Property is no longer materially accurate.

                  (3) The Company will promptly commence the environmental work described in Schedule 5.16 hereto, diligently pursue such work to completion and promptly deliver to the Lender notice of initiation as well as notice of completion of such work.

                  SECTION 5.17 Additional Liens. Except as may be permitted under Mortgage, the Company will not allow or permit any Liens (other than the Liens evidenced by the Loan Documents and Permitted Exceptions) to encumber its assets.

                  SECTION 5.18 Single Purpose Entity. The Company shall maintain its status as a Single Purpose Entity.

                  SECTION 5.19 Ground Leases. The Company shall not permit any material default to occur under any Ground Lease. The Company will notify Lender of any notice of default received by the Company or upon obtaining actual knowledge of a potential default pursuant to any of the Ground Leases within thirty (30) days of receipt of such notice (but in no event less than five (5) Business Days prior to the expiration of the grace period under the applicable Ground Lease). With respect to the Ground Lease for the Collateral Property located in Valparaiso, Indiana, the Company hereby covenants and agrees that for so long as any of Obligations shall be outstanding and such premises shall not have been released as a Collateral Property hereunder pursuant to Section 3.6 hereof, the Company shall duly and timely exercise, as soon as the same are exercisable, all renewal and/or extension options provided for in such Ground Lease so that the term thereof shall continue in full force and effect and shall not be subject to expiration prior to the then maximum available term. When exercising each such renewal and/or extension option, the Company shall simultaneously with such exercise provide a copy of the same to the Lender. In the event that the Company shall fail to so exercise any such renewal and/or extension option and such failure shall continue for five (5) days after written notice from Lender (or such lesser time as may be available in order to avoid the expiration of the term of such Ground Lease), then Lender may exercise such renewal and/or extension option in the name and on behalf of the Company and the Company hereby irrevocable designates and appoints the Lender as the Company's attorney-in-fact, coupled with an interest, for such purpose.

                  SECTION 5.20 Capital Expenditures and Major Repairs. The Company covenants and agrees with the Lender that, until the Revolver Termination Date, the Company shall budget for and expend in respect of commercially reasonable Capital Expenditures at each Collateral Property an amount corresponding to the amount set forth in Schedule 5.20 for each Collateral Property (the "Capital Expenditure Projection"); provided, however, that the Company shall be allowed to deviate from the Capital Expenditure Projection for each Collateral Property for an adverse variance of (a) no more than ten (10%) percent for any Collateral Property during calendar year 1998 and
(b) no more than twenty (20%) percent for any Collateral Property during calendar year 1999. In the event that the Company shall fail to so budget, perform and pay for such Capital Expenditures at each Collateral Property in accordance with the Capital Expenditure Projection relating thereto, subject to the permitted variances therefrom, and shall fail to demonstrate to the Lender's satisfaction a reasonable basis for such failure, then the Company shall at the Lender's election deposit with the Lender or its designee in respect of each Collateral Property an amount equal to $0.20 per rentable square foot per calendar year (prorated in the event that the Initial Closing Date, Property Closing Date and Revolver Termination Date for any given Collateral Property shall be other than the first or last day of a calendar year), with such amounts to be held and disbursed by Lender or its designee pursuant to the provisions of
Section 9 of the Mortgage.


ARTICLE 6

                                    DEFAULTS

                  SECTION 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (1) Borrower shall fail to pay when due any principal on any Loan, or shall fail to pay any interest due on any Loan for three (3) Domestic Business Days after the due date therefor, or shall fail to pay for five (5) Business Days after written notice thereof has been given to Borrower by the Lender, any fees or any other amount payable hereunder;



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

                  (2) Borrower shall fail to observe or perform any covenant contained in Sections 5.7-5.15 (inclusive), or Section 5.18 or any covenant or requirement of Article VII;

                  (3) Borrower shall fail to observe or perform any covenant contained in Section 5.16 or Section 5.17 (inclusive) for ten (10) days after Borrower shall have knowledge thereof; or Borrower shall fail to comply with any provision of Section 5.1 hereof within ten (10) days of Lender's request therefor; or Borrower shall fail to observe or perform any other covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or Borrower shall fail to per form any covenant or agreement contained in any other Loan Document to which it is a party for 30 days (or such shorter period as may be provided for therein) after written notice thereof has been given to Borrower by the Lender; provided, however, that, in the event a Default hereunder arises due to a breach of the covenant contained in Section 5.16, which breach is caused by non-compliance with Environmental Laws affecting a Collateral Property (the "Contaminated Property") due solely to the action or inaction of one or more un-related third parties, then Borrower shall have up to sixty (60) days to (i) cure such breach (the "Cure Period") and (ii) provide the Lender with a report of an environmental consultant, acceptable to the Lender, which report demonstrates to the satisfaction of the Lender that such breach has been cured and that the Contaminated Property is in compliance with applicable Environmental Laws (satisfaction of (i) and (ii) collectively a "Cure"). During such Cure Period, the Aggregate Net Cash Flow shall automatically be reduced by the Net Operating Income attributable to such Contaminated Property and Borrower shall, within ten (10) Business Days of the beginning of the Cure Period, prepay any amounts required to be prepaid pursuant to Section 2.12(b) hereof. In the event the breach of Section 5.16 shall have been Cured prior to the end of the Cure Period, the calculation of the Aggregate Net Cash Flow shall again include Net Operating Cash Flow from such Collateral Property. In the event the breach of Section 5.16 shall not have been Cured by the end of the Cure Period, and the Contaminated Property shall not have been released pursuant to Section 3.3, then such breach shall constitute an Event of Default hereunder;

                  (4) any representation, warranty, certification or statement made by the Company or Parent in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document




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

shall prove to have been incorrect in any material respect when made (or deemed made);

                  (5) the Company or Parent shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (6) an involuntary case or other proceeding shall be commenced against the Company or Parent seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company or Parent under the federal bankruptcy laws as now or hereafter in effect;

                  (7) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

                  (8) a judgment or order for the payment of money in excess of $500,000 shall be rendered against the Company and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (9) the Company is no longer wholly owned by Parent or (ii) the Property Manager is no longer Parent, an Affiliate of Parent or a Person satisfactory to Lender in its sole discretion or is no longer controlled by Parent or a Person satisfactory to Lender in its sole discretion;

                  (10) [Intentionally Deleted];

                  (11) any Loan Document shall for any reason cease to be in full force and effect, or shall cease to give the Lender the Liens, and the material rights, powers and privileges purported to be created thereby including, without limitation, a first perfected security interest in, and Lien on, all of the Collateral in accordance with the terms thereof, prior to all other Liens and such circumstance shall continue for in excess of ten (10) Domestic Business Days after written notice from Lender;

                  (12) cancellation of any material insurance policy in violation of the terms of this Agreement or the Mortgage unless substantially similar coverage is effected within three (3) Domestic Business Days of such cancellation;

                  (13) the Parent or any of its Consolidated Subsidiaries defaults in any material respect under any loan document with respect to Material Debt and such default shall result in or permit the holder of such Material Debt to accelerate the maturity thereof; or Parent, the Company or any Consolidated Subsidiary of Parent fails to make any payment with respect to any Debt of such entity with a face amount of $500,000 or more;

                  (14) if the Company shall be in default beyond any applicable notice or cure periods pursuant to the terms of any of the Ground Leases, unless the Company procures the release of the applicable Collateral Property from the terms hereof within ten (10) Domestic Business Days of such default in accordance with Section 3.6 hereof, or unless such default shall have been waived or not declared by the landlord under any of the Ground Leases, or if the leasehold estate created by any of the Ground Leases shall be surrendered or any of the Ground Leases shall be terminated or cancelled for any reason or under any circumstance whatsoever, or if any of the



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

terms, covenants or conditions of any of the Ground Leases shall be waived, modified, changed, supplemented, altered or amended in such a way as to materially and adversely affect the Company's rights thereunder without the consent of Lender, except that if the Company purchases the landlord's fee simple interest in the real property subject to any of the Ground Leases and mortgages the same to Lender, such purchase and any subsequent termination or cancellation of such Ground Lease, by operation of law or otherwise, shall not constitute a default hereun der, and, if the Company fails to take any action under such Ground Lease because the Company is contesting in good faith the actions of the landlord under such Ground Lease and the Company causes any cure periods to be held in suspension pending the resolution of such contest, such action shall not constitute a default hereunder for so long as such cure periods are held in suspension, but if, at any time any Collateral Property or any portion thereof shall be in danger of being forfeited or lost, the Company shall take any necessary action under such Ground Lease to pre vent such forfeiture or loss and failure to take such action to so prevent such forfei ture or loss shall be a default hereunder; or

                  (15) if the Company receives any notice of default pursuant to any of the Ground Leases and does not within thirty (30) Days of receipt of such notice (but in no event less than five (5) Business Days prior to the expiration of the grace period under the applicable Ground Lease) give notice to Lender, unless the Company procures the release of the applicable Collateral Property from the terms hereof within ten (10) Domestic Business Days of such default in accordance with Section 3.6 hereof;

Then, and in every such event set forth above, the Lender may, in its sole discretion, (i) by notice to Borrower terminate the Facility and it shall thereupon terminate, and/or (ii) by notice to Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that in the case of any of the Bankruptcy Default, without any notice to Borrower or any other act by the Lender, the Facility shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

ARTICLE 7

                                CONVERSION OPTION

                  SECTION 7.1 Conversion into Term Loan. In order further to secure the repayment of the Loans under this Facility, Lender shall have the option (a "Conversion Option"), at any time during the period commencing on the ninetieth (90th) day prior to the Revolver Termination Date and ending on the sixtieth (60th) day prior to the Revolver Termination Date to notify Borrower (such notice being a "Conversion Notice") that, within the thirty (30) day period following the delivery of the Conversion Notice, it intends to convert the Loans into a term mortgage loan (the "Term Loan" and upon conversion, each Collateral Property shall be a "Term Loan Property") upon the terms and conditions set forth in this Article.

                  SECTION 7.2 Conversion Notice.

                  (1) In the event that the Allocated Loan Amounts of the Collateral Properties are not sufficient to allow Lender, in its sole reasonable discretion, to sell the Term Loan in a Securitization for the amount necessary to repay all obligations of Borrower under this Facility, the Company shall mortgage, grant or otherwise pledge additional Real Property Assets as security for the Term Loan (such additional Real Property Assets also being deemed "Term Loan Properties" hereunder).

                  (2) Within five days following its receipt of the Conversion Notice, Borrower shall deliver to Lender a copy of the most recent trailing twelve month financial statements for each proposed Term Loan Property in a form sufficient such that Lender can determine the sufficiency of such properties as collateral for the Term Loan, together with an Officer's Certificate certifying that such financial statements are true, correct and complete in all material respects and fairly represent the financial condition of the proposed Term Loan Properties.

                  SECTION 7.3 Terms of the Term Loan.

                  (1) Within twenty (20) days after delivery of the Conversion Notice, Lender shall notify Borrower in writing of the principal amount of the proposed Term Loan (the "Term Loan Amount") which shall be determined by Lender in its sole and absolute discretion;

                  (2) The Term Loan shall be evidenced by a Term Note and secured by, among other things, a Mortgage and/or Mortgage Modification, each made by the Company that shall cross-default and cross-collateralize the Term Loan Properties;

                  (3) No substitutions or releases of Collateral Properties shall be permitted under the Term Loan except in connection with casualty, condemnation or contamination events, in Lender's sole discretion;

                  (4) The Term Note shall mature on a date that no less than five (5) years after the Conversion Date;

                  (5) The Term Note shall amortize principal based upon an amortization schedule of not greater than 25 years;

                  (6) The Term Note shall accrue interest at an interest rate which shall be set on the Conversion Date, based upon the spread over an index to be determined by Lender, in its sole discretion, at such time but based upon an index then being used by Lender for loans such as the Term Loan having similar loan to value ratios, securing assets such as the Term Loan Properties and intended to be sold by Lender into a Securitization (such interest rate being the "Term Loan Interest Rate"). Not withstanding the foregoing, Borrower shall have the option at any time prior to the Conversion Date, by payment of a non-refundable Rate Lock Fee, to lock the Term Loan Interest Rate for the balance of the period prior to the Conversion Date (such rate being the "Locked Rate"), provided such period is not greater than forty-five days (such period being the "Initial Spread Quote Period"). In the event the Conver sion Date has not occurred by the end of the Initial Spread Quote Period for whatever reason, the Locked Rate shall expire and Borrower shall have the option of either paying a new Rate Lock Fee to receive a revised Locked Rate, based on then prevailing Index and spread for an additional 30 day period or setting the Term Loan Interest Rate at the Conversion Date;

                  (7) The Company shall be permitted to prepay the Term Loan in whole and not in part upon the payment of a yield maintenance fee to be determined by Lender prior to the Conversion Date (the "Prepayment Fee"), together with all accrued and unpaid interest through such prepayment date and individual Term Mortgage Properties may be released from the Term Loan based upon a prepayment of 125% of the Term Loan Amount previously allocated to such Term Mortgage Property plus the Prepayment Fee, together with all accrued and unpaid interest through the such prepayment date. Notwithstanding the foregoing, there shall be no Prepayment Fee payable by the Company during the period commencing six months prior to the stated maturity date of the Term Loan; and

                  (8) The Term Loan shall be secured by the Term Loan Properties but shall be otherwise non-recourse to the Company, except for customary exceptions from such limited liability. Parent shall have no direct obligation for the repayment of the Term Loan.

                  SECTION 7.4 Establishment of Reserves. Lender, in its reasonable discretion, based upon the then prevailing Rating Agency standards, may require the Company to establish reasonable reserves for real estate taxes, insurance, capital expenditures, deferred maintenance, environmental remediation and tenant improvements, leasing commissions, tenant "rollovers" in connection with the Term Loan. Such reserves shall be held by Lender or an agent selected by Lender, under its sole dominion and control, with the first such installments being due at the Conversion Date.

                  SECTION 7.5 Condition Precedent to Conversion.

                  (1) No less than 20 Domestic Business Days prior to the Conversion Date, Lender shall have received and approved, in its sole discretion, each of the following (to the extent not theretofore delivered to Lender pursuant to the terms hereof or waived by Lender in its sole and absolute discretion):

                         (1) satisfactory updates of engineering reports and Phase I environmental reports, operating agreements, and management contracts with respect to each proposed Term Loan Property;

                         (2) satisfactory reports of UCC filing, tax lien, and judgment searches conducted by a search firm acceptable to the Lender with respect to the Term Loan Property and the Company, such searches to be conducted in each of the locations specified by the Lender;

                         (3) UCC-1 financing statements executed by the Company, as debtor, naming the Lender, as secured party, to be filed in the appropriate jurisdictions as is necessary to create perfected securi-ty interests in all of the collateral with respect to the Term Loan Properties, with respect to which security interests are governed by the UCC;

                         (4) certificates of insurance with respect to each Term Loan Property demonstrating the coverage required by the Mortgage (as such may be modified based upon Rating Agency Requirements) and issued by insur ance companies meeting Rating Agency Requirements;

                         (5) with respect to each Term Loan Property, a Survey, recertified to Lender as of date no earlier than 60 days prior to the Conversion Date;

                         (6) with respect to each Term Loan Property, in Lender's reasonable discretion, (i) if required by any Rating Agency or if required by law or any governmental authority having jurisdiction over Lender, an Appraisal setting forth an Appraised Value equal to no less than the Allocated Loan Amount for such Term Loan Property and aggregated Appraised Values for all Term Loan Properties of no less than 75% of the proposed Term Loan Amount or (ii) in the event an Appraisal is either not required by a Rating Agency or required by law or any governmental agency, a market study of each Term Loan Property in form and substance reasonably satisfactory to Lender in all respects;

                         (7) with respect to each Term Loan Property, Compliance Evidence;

                         (8) with respect to each Term Loan Property, such financial information (including property operating statements and capital expenditure budgets), rent rolls and other items requested by Lender or required by any Rating Agency, each accompanied by an Officer's Certificate certifying that each is true, correct and complete in all material respects and fairly represents the financial condition of such Term Loan Property and each satisfactory to the Lender in all respects;

                         (9) such opinions of counsel as are customary in secured real estate financings and rated Securitizations (including, but not limited to, 10b-5, non-consolidation, true sale and other bankruptcy related opinions), all in such forms as shall be acceptable to the Rating Agency in its sole discretion;

                         (10) all documents the Lender may reasonably request relating to the existence and qualification to do business of the Company, the corporate authority for and the validity of the Term Note and the other Term Loan Documents, or relating to any collateral, and any other matters relevant in connection with any Term Loan Document, all in form and substance satisfactory to the Lender;

                         (11) copies of all Leases with respect to each Term Loan Property (acceptable to Lender in all respects) accompanied by an Officer's Certificate that each such Lease is true, correct and complete in all material respects; and

                         (12) estoppel certificates from each Major Tenant, ground lessor and reciprocal easement agreement party at the Term Loan Properties substantially in the form attached hereto as Exhibit F satisfactory to Lender, provided that, to the extent that the Company, using its best efforts, shall be unable to obtain any such estoppel certificate, the Borrower shall (y) furnish Lender with such representations, warranties and indemnifications as the Lender may determine to be appropriate in its sole discretion in light of the absence of such estoppel certificate and (z) continue to use its best efforts to obtain and deliver promptly to the Lender an estoppel certificate in form and substance reasonably satisfactory to the Lender and the Rating Agency covering the matters for which an estoppel certificate was unavailable on the Conversion Date and, in event that Borrower shall so deliver such an estoppel certificate, Borrower shall be released from the representations, warranties and/or indemnifications given by it on the Conversion Date with respect to the matters covered thereby.

                  (2)  On the Conversion Date:

                         (1) each proposed Term Loan Property shall be released from the Facility and the terms and conditions of this Agreement;

                         (2) the Company shall execute and/or deliver each of the following documents:

                              (1)    a Term Note;

                              (2) such modifications to the Mortgage as may be
                  required (i) by the Rating Agencies,

                  (ii) to reflect the substitution of the Note with the Term Note, (iii) to indicate the Term Loan Amount; (iv) to satisfy any Requirements and (v) by Lender (a "Mortgage
                  Modification");

                              (3) such modifications to the Assignment of Rents
                  and Leases as may be required (i) by the Rating Agencies, (ii) to reflect the substitution of the Note with the Term Note,
                  (iii) to indicate the Term Loan Amount, (iv) to satisfy any Requirements, (v) to reflect any modifications to the Mortgage, and (vi) by Lender (the "Assignment of Leases Modification");

                              (4) if required by the Rating Agency, a cash
                  collateral agreement encumbering the cash flow from the Term Loan Properties;

                              (5)    the Title Policy;

                              (6)    a Solvency Certificate; and

                              (7) such other documents as Lender may reasonably
                  request;

                         (3) the Company shall pay any mortgage recording tax and recording fees in connection with such any increase in the Term Loan Amount over the Allocated Loan Amount of the Term Loan Properties and the recordation of any Term Loan Documents;

                         (4) the Company and Parent shall each confirm to Lender that all representations and warranties of the Company and Parent contained in the Loan Documents are true and correct in all material respects as of the Conversion Date; and

                         (5) the Company shall deliver to Lender such other documents requested by Lender.

                  (3) In connection with the Lender's exercise of the Conversion Option, Borrower agrees to execute and deliver all documents and to otherwise cooperate as Lender believes is reasonably necessary to consummate a Rating Agency-rated Securitization in such amounts that will repay the Obligations.

                  SECTION 7.6 Extension of Revolver Termination Date. Lender shall have the option, in its sole discretion (but subject to the approval of any Assignees and Participants) to waive the Conversion

Option and elect, in lieu thereof, to extend the Revolver Termination Date for any period reasonably acceptable to the Borrower and Lender, it being agreed that any period of not less than six (6) months nor more than one (1) year is acceptable.

ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

                  SECTION 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Advance:

                  (1) the Lender is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the relevant market for such Interest Period, or

                  (2) Lender believes that the Adjusted London Interbank Rate as determined by the Lender will not adequately and fairly reflect the cost to Lender of funding for its Euro-Dollar Loans for such Interest Period, the Lender shall forthwith give notice thereof to Borrower, whereupon until the Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lender to make Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless Borrower notifies the Lender at least two Domestic Business Days before the date of any Euro-Dollar Advance for which a Notice of Advance has previously been given that it elects not to borrow on such date, such Advance shall instead be made as a Base Rate Advance.

                  SECTION 8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. If such notice is given, each Euro-Dollar Loan of Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

                  SECTION 8.3  Increased Cost and Reduced Return.

                  (1) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or the London interbank market any other condition affecting its Euro-Dollar Loans, the Note or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Note with respect thereto, by an amount deemed by Lender to be material, then, within 15 days after demand by Lender, and provided Lender is generally exercising rights similar to those set forth in this Section 8.3 (a) against other borrowers similarly situated to Borrower, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

                  (2) If Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Lender as a consequence of Lender's obligations hereunder to a level below that which Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within 15 days after demand by Lender, and provided Lender is generally exercising rights similar to those set forth in this Section 8.3(b) against other borrowers similarly situated to Borrower, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

                  (3) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compen sation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and set ting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence of the matters certified therein. In determining such amount, Lender may use any reasonable averaging and attribution methods.

                  SECTION 8.4  Taxes.

                  (1) Any and all payments by Borrower to or for the account of Lender hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdi vision thereof and taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall furnish to the Lender, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (2) In addition, Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies, including without limitation documentary, intangibles, recording, mortgage recording and transfer taxes, which arise from any extension of credit hereunder, any payment made hereunder or under any Note or from the execution or delivery or performance of, or the exercise of remedies under, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (3) Borrower agrees to indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date the Lender (as the case may be) makes demand therefor.

                  SECTION 8.5 Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of the Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) the Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and Borrower shall, by at least five Euro-Dollar Business Days' prior notice to the Lender, have elected that the provisions of this Section shall apply to the Lender, then, unless and until the Lender notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (1) all Loans which would otherwise be made by Lender as (or continued as or converted into) Euro-Dollar Loans shall be Base Rate Loans, and

                  (2) after each of its Euro-Dollar Loans has been repaid (or converted into a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                  If Lender notifies Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan.


ARTICLE 9

                                  MISCELLANEOUS

                  SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: in the case of the Company, Parent or the Lender, at its address or facsimile number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under
Article II or Article VIII shall not be effective until received.

                  SECTION 9.2 No Waivers. No failure or delay by the Lender in exercising any right or remedy hereunder or under the Note, and no course of dealing with respect thereto, shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder or under the Note or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein, under the Note or in any other Loan Document are cumulative and may be exercised inde-pendently or concurrently and are not exclusive of any other rights or remedies provided by law.

                  SECTION 9.3 Expenses; Indemnification.

                  (1) Borrower shall pay (i) all out-of-pocket expenses of the Lender, including reasonable fees and disbursements of special counsel and local counsel for the Lender, in connection with the preparation and administration of this Agreement and each other Loan Document (provided that (i) Lender's out-of-pocket expenses, exclusive of fees and disbursements of counsel, shall not exceed $10,000 and (ii) the fees of Lender's outside counsel (exclusive of disbursements) for which Borrower shall be responsible for payment shall not, in connection with the Initial Closing only, exceed $112,500), any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder, (ii) all appraisal fees, recording and filing fees, taxes, brokerage fees and commissions, abstract fees, title insurance premiums and fees, Uniform Commercial Code and other search fees, escrow fees, environmental report fees, engineering report fees, and all other costs and expenses of every character incurred in connection with the preparation, execution, delivery, filing, recordation or performance of any Loan Document and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Event of Default, and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (2) the Company and Parent each jointly and severally agrees to indemnify the Lender, its respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indem nitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and dis bursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of (i) this Agreement or any Loan Document or any actual or proposed use of proceeds of Loans hereunder, (ii) any violation by the Company, Parent or the Property Manager of any applicable Environmental Law or other law, (iii) any Environmental Claim or other claim arising out of the management, use, control, ownership or operation of property or assets by the Company, Parent or the Property Manager, including, without limitation, all on-site and off-site activities involving Hazardous Substances, (iv) the breach of any representation, warranty or covenant set forth herein or in any Loan Document,
(v) the grant to the Lender of any Lien on any property or assets of the Company, or (vi) the exercise by the Lender of its rights and remedies (including, without limitation, foreclosure) under any agreement creating any such Lien, provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  SECTION 9.4 Set-Offs. The Company and Parent each agrees, to the fullest extent it may effectively do so under applicable law, that Lender or any holder of a participation in the Note may, after the occurrence of an Event of Default hereunder exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

                  SECTION 9.5 Amendments and Waivers. Except as expressly provided in any other Loan Document, any provision of this Agreement or the Note or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Lender.

                  SECTION 9.6 Successors and Assigns.

                  (1) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender.

                  (2) Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment on any or all of its Loans at no cost to Borrower. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with the Lender in connection with this Agreement. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article
VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (3) Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note and the other Loan Documents (provided that each such assignment shall be in a minimum amount of $5,000,000), and such Assignee shall assume such rights and obligations subject to, provided that no Default or Event of Default shall have occurred and be then continuing, the consent of Borrower, which in each case shall not be unreasonably withheld; provided that if an Assignee is an affiliate of Lender, no such consent shall be required and provided further that if the assignor is not Greenwich Capital Markets, Inc., the consent of Greenwich Capital Markets, Inc. shall also be required. Upon execution and delivery of such instrument and payment by such Assignee to Lender of an amount equal to the purchase price agreed between Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of Lender with a Commitment as set forth in such instrument of assumption, and Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Lender and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.

                  (4) Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank.

                  (5) No Assignee, Participant or other transferee of Lender's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Borrower's prior written consent (provided no Default shall have occurred and be continuing).

                  (6) Notwithstanding anything to the contrary contained herein, Lender shall at any time, without the consent of Borrower, have the right to enter into one or more purchase and financing arrangements with Greenwich Capital Financial Products ("GCFP") with respect to the Advances, the Loans, and/or the rights and obligations of Lender pursuant to this Agreement and the other Loan Documents and in such capacity (i) GCFP shall have all rights to enforce the rights of Lender under this Agreement and the other Loan Documents as if specifically a party thereto, and (ii) to the extent GCFP agrees to purchase Advances or Loans directly from Lender or make Loans directly to the Borrower, the parties agree to (A) to look only to GCFP to satisfy any obligations of Lender under this Agreement or the other Loan Documents and (B) deal directly with GCFP is connection with such Advances or Loans. The parties agree to cooperate with each other to execute such documents and instruments and make such filings, at Lender's sole cost and expense, as shall be necessary to carry out the intent of the foregoing.

                  (7) Lender reserves that right at any time to retain a servicer to act as its agent under the Facility with such powers as are specifically delegated to such servicer by Lender including, without limitation, any and all interactions with the Borrower in the place of Lender, the collection and remittance of payments, the maintenance of tax and insurance escrows, the general administration of the Facility, and any and all decisions with respect to the Collateral Properties.

                  SECTION 9.7 Joint and Several Liability. The obligations of the Borrower hereunder and under the Note shall be and are the joint and several obligations of the Company and Parent; notwithstanding the foregoing, to the extent that the "Borrower" hereunder is entitled to exercise rights or deliver notices, such rights and deliveries may be made by either the Company or the Parent and Lender shall be entitled to rely on the authority of either such party without further notice or acknowledgment from the other.

                  SECTION 9.8 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York. The Company and Parent and Lender each hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and

Parent and Lender each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 9.9 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Lender of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lender in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

                  SECTION 9.10 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND PARENT AND LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 9.11 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans and the termination of the Commitment hereunder.

                  SECTION 9.12 Further Assurances. At any time or from time to time upon the request of the Lender, the Company and Parent will, at their own ex pense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as shall be necessary or advisable, in the Lender's discre tion, in order to effect fully the purposes of this Agreement or any of the other Loan Documents. Borrower will pay all fees and expenses (including reasonable attorneys fees) incurred by the Lender in connection therewith.

                  SECTION 9.13 Confidentiality; Disclosure of Information. Each party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about the Lender, the Company, the Parent or any of the Collateral Property, as applicable, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially, or (c) by Lender to any Participant or Assignee or any prospective transferee (provided such prospective transferee agrees to treat such information confidentially), which disclosure to prospective transferees may include any and all information which has been delivered to Lender by Borrower pursuant to this Agreement or the other Loan Documents. Notwithstanding the fore going, this Section 9.12 shall not apply to Lender so long as any Default hereunder or under any other Loan Documents shall have occurred and be continuing and, in any such event, Lender shall be entitled to disclose any information furnished to it in connection with this Agreement as it deems necessary or appropriate in its sole and absolute discretion.

                  SECTION 9.14 Legal Rate. It being the intention of Lender and Borrower to comply with the laws of the State of New York with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Agreement, the Note, the Mortgage, or any of the other Loan Document, no such provision, including without limitation any provision of this Agreement or the Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Agreement, the Note, the Mortgage, or any of the other Loan Documents, then in such event:

                  (1)  the provisions of this paragraph shall govern;

                  (2) Borrower shall not be obligated to pay any Excess
Interest;

                  (3) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (x) applied as a credit against the unpaid principal balance then due under the Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (y) refunded to the payor thereof or (z) any combination of the foregoing;

                  (4) the applicable interest rate or rates provided for herein shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the State of New York and this Agreement, the Note, the Mortgage and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                  (5) Borrower shall not have any action or remedy against Lender for any damages whatsoever or any defense to enforcement of this Agreement, the Note, the Mortgage or any other Loan Document arising out of the payment or collection of any Excess Interest.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:                                    MALAN REVOLVER, INC.


                                            By:_________________________
                                               Name: Elliott J. Broderick
                                               Title: Chief Accounting
Officer

                                            30200 Telegraph Road, Suite 105
                                            Birmingham, Michigan  48025
                                            Attention:  Elliott J. Broderick
                                            Fax Number:  (248) 644-7880

PARENT:                                     MALAN REALTY INVESTORS, INC.


                                            By:_________________________
                                               Name: Elliott J. Broderick
                                               Title: Chief Accounting
Officer

                                            30200 Telegraph Road, Suite 105
                                            Birmingham, Michigan  48025
                                            Attention:  Elliott J. Broderick
                                            Fax Number:  (248) 644-7880

LENDER:                                     GREENWICH CAPITAL MARKETS, INC.


                                            By:_________________________
                                               Name: Douglas P. Harmon
                                               Title: Senior Vice President

                                            600 Steamboat Road
                                            Greenwich, Connecticut 06830
                                            Attention: Douglas P. Harmon
                                            Fax Number: (203) 629-8363

EXHIBITS:

A - Form of Note
B - Form of Solvency Certificate
C - Form of Survey Certificate
D - Form of Term Note
E - Form of Local Counsel Opinion
F - Form of Tenant Estoppel Certificate
G - Form of Subordination, Non-Disturbance and Attornment Agreement

SCHEDULES:

SCHEDULE 1-            ORIGINAL COLLATERAL PROPERTIES AND ALLOCATED
                            LOAN AMOUNTS

SCHEDULE 4.14          -    LIST OF MATERIAL CONTRACTS

SCHEDULE 5.16          -    ENVIRONMENTAL WORK

SCHEDULE 5.20          -    CAPITAL EXPENDITURES SCHEDULE

                                    EXHIBIT A

                                      NOTE


up to $50,000,000.
                                                            New York, New York
                                                            ________ ___, 1997


         For value received, MALAN REVOLVER, INC. (the "Company") and MALAN REALTY INVESTORS, INC. ("Parent and, collectively with the Company, "Maker"), each jointly and severally promises to pay to the order of GREENWICH CAPITAL MARKETS, INC. ("Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to Maker pursuant to the Agreement referred to below on the Revolver Termination Date provided for in the Agreement. The Maker promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of _________________.

         All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Maker hereunder or under the Agreement.

         This note is the Note referred to in the Revolving Loan Agreement, dated as of____ __, 1997, among the Maker, and Greenwich Capital Markets, Inc., as Lender (as the same may be amended from time to time, the "Agreement"). Terms defined in the Agreement are used herein with the same meanings. Reference is made to the Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. This Note is secured by the Mortgage and certain other Loan Documents. The Maker waives presentment, demand, protest and notice of protest and non-payment of this Note.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflict of laws principals.


                                            PARENT:

WITNESS:                                    MALAN REALTY INVESTORS, INC.

                                            By:_____________________ Name:
                                            Title:



                                            COMPANY:

WITNESS:                                    MALAN REVOLVER, INC.

                                            By:_____________________ Name:
                                            Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


            --------------------------------------------------------


                   Amount of
       Amount of   Type of     Principal    Maturity   Notation
Date    Loan       Loan        Repaid       Date       Made By
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

                                    EXHIBIT B

                          FORM OF SOLVENCY CERTIFICATE

                                    EXHIBIT C

                   FORM OF SURVEY INSTRUCTIONS AND CERTIFICATE

                                    EXHIBIT D

                                FORM OF TERM NOTE

                                    EXHIBIT E

                         FORM OF LOCAL COUNSEL OPINIONS

                                    EXHIBIT F

                    FORM OF MAJOR TENANT ESTOPPEL CERTIFICATE

                                    EXHIBIT G

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                                   SCHEDULE 1

            ORIGINAL COLLATERAL PROPERTIES AND ALLOCATED LOAN AMOUNTS

                                  SCHEDULE 4.14

                           LIST OF MATERIAL CONTRACTS

                                  SCHEDULE 5.16

                               ENVIRONMENTAL WORK

                                  SCHEDULE 5.20

                                 CAP EX SCHEDULE

                                TABLE OF CONTENTS
                                -----------------
                                                                        Page

                              ARTICLE I DEFINITIONS

SECTION 1.1  Definitions....................................................1
SECTION 1.2  Accounting Terms and Determinations...........................20
SECTION 1.3  Types of Advances.............................................20

                              ARTICLE II THE CREDITS

SECTION 2.1  Commitments to Lend...........................................21
SECTION 2.2  Use of Proceeds of Loans......................................22
SECTION 2.3  Notice of Advance.............................................22
SECTION 2.4  Funding of Loans..............................................22
SECTION 2.5  Note .........................................................23
SECTION 2.6  Method of Electing Interest Rates.............................23
SECTION 2.7  Interest Rates................................................24
SECTION 2.8  Fees .........................................................26
SECTION 2.9  Intentionally Deleted.........................................27
SECTION 2.10 Maturity......................................................27
SECTION 2.11 Optional Prepayments..........................................28
SECTION 2.13 General Provisions as to Payments.............................29
SECTION 2.14 Funding Losses................................................29
SECTION 2.15 Computation of Interest and Fees..............................30

                              ARTICLE III CONDITIONS

SECTION 3.1  Closings......................................................30
SECTION 3.2  Addition of Additional Collateral Properties
               and Substitute Collateral Properties........................33
SECTION 3.3  Additional Property Closings. ................................34
SECTION 3.4  Additional Closing Conditions.................................35
SECTION 3.5  Conditions to Advances........................................35
SECTION 3.6  Release of Collateral Property................................36


                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Corporate Existence and Power.................................38
SECTION 4.2  Corporate and Governmental Authorization;
               No Contravention............................................39
SECTION 4.3  Binding Effect................................................39
SECTION 4.4  Financial Information.........................................39
SECTION 4.5  Litigation....................................................40
SECTION 4.6  Compliance with ERISA.........................................40
SECTION 4.7  Environmental Matters.........................................40
SECTION 4.8  Taxes.........................................................41
SECTION 4.9  Subsidiaries..................................................41
SECTION 4.10  Not an Investment Company....................................42
SECTION 4.11  Full Disclosure..............................................42

SECTION 4.12  Single Purpose Entity........................................42
SECTION 4.13  Relationship of the Company to Parent........................42
SECTION 4.14  Contracts....................................................42
SECTION 4.15  Solvent......................................................42
SECTION 4.16  No Plan Assets...............................................42
SECTION 4.17  Debt.........................................................42

                             ARTICLE V COVENANTS

SECTION 5.1  Information...................................................43
SECTION 5.2  Payment of Obligations........................................46
SECTION 5.3  Maintenance of Property; Insurance; Appraisals................46
SECTION 5.4  Conduct of Business and Maintenance of Existence..............47
SECTION 5.5  Compliance with Laws..........................................47
SECTION 5.6  Inspection of Property, Books and Records.....................47
SECTION 5.7  Financial Covenants...........................................47
SECTION 5.8  Investments...................................................48
SECTION 5.9  Debt .........................................................48
SECTION 5.10  Consolidations, Mergers and Sales of Assets..................48
SECTION 5.11  Use of Proceeds..............................................48
SECTION 5.12  No Change in Organizational Documents........................49
SECTION 5.13  Affiliate Transactions.......................................49
SECTION 5.14  Contracts....................................................49
SECTION 5.15  No Plan Assets...............................................49
SECTION 5.16  Environmental Matters........................................49
SECTION 5.17  Additional Liens.............................................50
SECTION 5.18  Single Purpose Entity........................................50
SECTION 5.19  Ground Leases................................................50
SECTION 5.20  Capital Expenditures and Major Repairs.......................50

                             ARTICLE VI DEFAULTS
SECTION 6.1  Events of Default.............................................51

                        ARTICLE VII CONVERSION OPTION

SECTION 7.1  Conversion into Term Loan.....................................55
SECTION 7.2  Conversion Notice.............................................55
SECTION 7.3  Terms of the Term Loan........................................55
SECTION 7.4  Establishment of Reserves.....................................57
SECTION 7.5  Condition Precedent to Conversion.............................57
SECTION 7.6  Extension of Revolver Termination Date........................60

                     ARTICLE VIII CHANGE IN CIRCUMSTANCES

SECTION 8.1  Basis for Determining Interest Rate Inadequate or Unfair......60
SECTION 8.2  Illegality....................................................61
SECTION 8.3  Increased Cost and Reduced Return.............................61
SECTION 8.4  Taxes.........................................................62
SECTION 8.5  Base Rate Loans Substituted for Affected Fixed Rate Loans.....63

                           ARTICLE IX MISCELLANEOUS

SECTION 9.1  Notices.......................................................64
SECTION 9.2  No Waivers....................................................64
SECTION 9.3  Expenses; Indemnification.....................................64
SECTION 9.4  Set-Offs......................................................65
SECTION 9.5  Amendments and Waivers........................................65
SECTION 9.6  Successors and Assigns........................................65
SECTION 9.7  Joint and Several Liability...................................67
SECTION 9.8  Governing Law; Submission to Jurisdiction.....................67
SECTION 9.9  Counterparts; Integration; Effectiveness......................68
SECTION 9.10  WAIVER OF JURY TRIAL.........................................68
SECTION 9.11  Survival.....................................................68
SECTION 9.12  Further Assurances...........................................68
SECTION 9.13  Confidentiality; Disclosure of Information...................68
SECTION 9.14  Legal Rate...................................................69